                                                                                       [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2007-QA2 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-QA2

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

RESIDENTIAL FUNDING SECURITIES, LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  HTTP://WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE 1-888-523-3990.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE
BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET
IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM  SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT
AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

FEBRUARY 5, 2007

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE
          TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         -        the related base prospectus,  dated December 6, 2006, which provides  general  information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated February 5, 2007,  which provides  general  information  about series of  certificates  issued  pursuant to the  depositor's  QA program,  some of which may not apply to the offered certificates; and

         -        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein and provides a description  of certain  collateral  stipulations  regarding the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet  differs from the  description  of the senior certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined  herein  shall have the meaning  ascribed  thereto in the term sheet supplement and the related  base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY
OF THE OFFERED  CERTIFICATES,  SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS
TERM  SHEET  IS BEING  DELIVERED  TO YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES,  WHEN, AS AND IF
ISSUED.  ANY SUCH  OFFER  TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL
COMMITMENT  BY YOU  TO  PURCHASE  ANY  OF  THE  CERTIFICATES,  UNTIL  WE  HAVE  ACCEPTED  YOUR  OFFER  TO  PURCHASE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED
ANY STATISTICAL OR NUMERICAL INFORMATION  PRESENTED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN
LEVEL DATA PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement and the related base prospectus for the offered  certificates in the context of your  financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

------------------------------------------------------------------ -------------------------------------------------------
MORTGAGE LOAN TYPE:                                                    3/1, 3/6, 5/1, 5/6, 7/1 & 7/6 Alt A Hybrid Arm
------------------------------------------------------------------ -------------------------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                                              $350mm
------------------------------------------------------------------ -------------------------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                  6.820%
------------------------------------------------------------------ -------------------------------------------------------
SERVICE FEE (+/- 0.10):                                                                    0.325%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                                6.495%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE GROSS MARGIN (+/- 0.15):                                                  2.380%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):                                               4.860%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                                                  1.882%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                                                      5.189%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):                                          361.8
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL TERM (+/- 1 MONTH):                                              360.0
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE REMAINING TERM (+/- 1 MONTH):                                             358.3
------------------------------------------------------------------ -------------------------------------------------------
MONTHS TO ROLL (+/- 1 MONTH):                                                                62
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE LTV RATIO (+/- 5):                                                        75.7%
------------------------------------------------------------------ -------------------------------------------------------
CALIFORNIA CONCENTRATION (+/- 10):                                                         46.4%
------------------------------------------------------------------ -------------------------------------------------------
FULL/ALT DOCUMENTATION (+/- 5):                                                            15.6%
------------------------------------------------------------------ -------------------------------------------------------
CASH-OUT REFINANCE (+/- 10):                                                               25.9%
------------------------------------------------------------------ -------------------------------------------------------
SECOND HOME (+/- 10):                                                                       2.0%
------------------------------------------------------------------ -------------------------------------------------------
SINGLE FAMILY DETACHED (+/- 10):                                                           82.7%
------------------------------------------------------------------ -------------------------------------------------------
INVESTOR PROPERTY (+/- 10):                                                                11.1%
------------------------------------------------------------------ -------------------------------------------------------
INTEREST ONLY MORTGAGE LOANS (+/- 10):                                                     88.1%
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE NON-ZERO FICO  (+/- 10):                                                  707.2
------------------------------------------------------------------ -------------------------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                  $394,057
------------------------------------------------------------------ -------------------------------------------------------
CONFORMING BALANCE (+/- 10):                                                               35.5%
------------------------------------------------------------------ -------------------------------------------------------
PREPAYMENT PENALTY (+/- 10):                                                               31.7%
------------------------------------------------------------------ -------------------------------------------------------

The percentages set forth in the table above,  other than any weighted  averages,  are percentages of the aggregate principal  balance of the actual  mortgage  loan pool to be included in the trust on the  Closing  Date,  as of the
Cut-off  Date,  after  deducting  payments of  principal  due during the month of the Cut-off  Date.  Any  weighted average is weighted  based on the  principal  balance of the actual  mortgage  loans to be included in the trust on the Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date.

A percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage  by which the number set forth for such  category  may vary in the actual  mortgage  pool  included  in the trust on the  Closing
Date. For example the Aggregate  Stated  Principal  Balance of the mortgage loans in the trust on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal due during the month of the Cut-off Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables  above  reflects the amount by which the number or percentage  set forth for such  category may vary in the actual  mortgage  pool included in the trust on the Closing
Date.  For example,  the Cash Out Refinance  percentage  could vary from 15.9% to 35.9% of the  aggregate  principal balance  of the actual  mortgage  loans  included  in trust on the  Closing  Date,  as of the  Cut-off  Date,  after deducting payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Residential Funding Securities LLC

SIGNIFICANT SERVICERS:              Servicers that may  subservice 10% or more by principal  amount of the mortgage
                                    loans  include  Homecomings  Financial,   LLC,  a  wholly-owned  subsidiary  of
                                    Residential Funding,  GMAC Mortgage,  LLC, an affiliate of Residential Funding, and Provident Funding.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10%  or  more  of  the  mortgage  loans  include
                                    Homecomings Financial,  LLC, a wholly-owned  subsidiary of Residential Funding,
                                    GMAC Mortgage, LLC, an affiliate of Residential Funding, and Provident Funding.

CUT-OFF DATE:                       February 1, 2007.

CLOSING DATE:                       On or about February 27, 2007.

DISTRIBUTION DATE:                  25th of each  month,  or the next  business  day if such day is not a  business day, commencing in March 2007.

ASSUMED FINAL
DISTRIBUTION DATES:                 The distribution  date in March 2037. The actual final  distribution date could be substantially earlier.

FORM OF CERTIFICATES:               Book-entry:   Class  A   Certificates,   Class  M  Certificates   and  Class  B
                                    Certificates.

MINIMUM DENOMINATIONS:              Class A  Certificates  and those  classes of Class M  Certificates  rated in at least the second  highest  rating  category by one of the rating  agencies,  in minimum  denominations  representing an original  principal  amount of $100,000 and integral multiples of $1,000 in excess thereof.  All other classes of Class
                                    M Certificates in minimum  denominations of $250,000 and integral  multiples of
                                    $1,000 in excess thereof.

SENIOR CERTIFICATES:                Class A Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates  and Class B Certificates.  The  Subordinate  Certificates
                                    will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the
                                    Offered  Certificates may be eligible for purchase by persons  investing assets of employee benefit plans or individual retirement accounts assets.

                                    In  addition,  if  any  of  the  Offered  Certificates  are  subject  to a Swap
                                    Agreement,  prior  to  the  termination  of  the  Swap  Agreement  the  Offered
                                    Certificates  may only be  purchased  by persons  investing  assets of employee
                                    benefit  plans  or  individual   retirement  accounts  assets  if  such  person
                                    qualifies  for  the  relief  available  under  one or  more  of  the  following investor-based exemptions:

o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent
                                           "qualified professional asset managers";

o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

o        PTCE 91-38, regarding investments by bank collective investment funds;

o        PTCE 95-60, regarding investments by insurance company general accounts; or

o        PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the  related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second  highest rating  category  by one of the  rating  agencies  will  be  "mortgage  related securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984,  or  SMMEA,  and  the  remaining  classes  of  certificates  will  not be
                                    "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment"  in the term  sheet  supplement  and "Legal  Investment
                                    Matters" in the related base prospectus.

TAX STATUS:                         For federal income tax purposes,  the depositor will elect to treat the portion of the  trust  consisting  of the  related  mortgage  loans and  certain  other segregated  assets as one or more real  estate  mortgage  investment  conduits.
                                    The offered  certificates  will represent  ownership of regular  interests in a real estate  mortgage  investment  conduit  coupled,  in the case of Adjustable
                                    Rate   Certificates,   with  the  right  to  receive   Basis   Risk   Shortfall
                                    Carry-Forward  Amounts, in the case of offered  certificates  benefiting from a yield  maintenance  agreement,  with the right to receive  payments  thereunder and,  in the case of offered  certificates  benefiting  from a swap  agreement, with an  interest  in a  limited  recourse  notional  principal  contract.  The offered  certificates  (exclusive of any right to receive Basis Risk  Shortfall
                                    Carry-Forward  Amounts,  yield  maintenance  component  or  notional  principal contract  component)  generally  will be treated as  representing  ownership of debt for  federal  income  tax  purposes.  You will be  required  to include in income all interest and original issue discount,  if any, on such  certificates in accordance  with the accrual  method of accounting  regardless of your usual
                                    methods  of  accounting.   For  federal  income  tax  purposes,   the  Class  R
                                    Certificates for any series will represent  residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding  the  federal  income tax  consequences  of investing  in the  offered  certificates,  see  "Material  Federal  Income  Tax
                                    Consequences" in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Excess cash flow, overcollateralization and subordination.

See "Description of the Certificates--Allocation of Losses" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage loan, the Master
Servicer  will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the Master
Servicer will advance  funds only if it determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage  loans as of the related  determination  date is less than 10% of their aggregate stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent described  in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding,  if the trust then  holds  properties  acquired  from  foreclosing  upon  defaulted  loans.  In  either  case,  there  will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

                                              TERM SHEET SUPPLEMENT
                                FOR USE WITH BASE PROSPECTUS DATED DECEMBER 6, 2006

                                         RESIDENTIAL ACCREDIT LOANS, INC.
                                                     DEPOSITOR

                                         RESIDENTIAL FUNDING COMPANY, LLC
                                            SPONSOR AND MASTER SERVICER

                                                    QA PROGRAM
                                  MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                               (ISSUABLE IN SERIES)

THE TRUSTS

Each RALI trust,  also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in the prospectus  supplement for the particular  series of  certificates  and will  generally  consist of a pool of one- to four  family  residential  first lien  mortgage loans.  The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The  depositor  will sell the offered  certificates  of any series  pursuant  to a  prospectus  supplement  and the related  base  prospectus.  The  certificates  will be issued in  series,  each  having its own  designation.  Each series  will be issued in one or more  classes  of senior  certificates  and one or more  classes  of  subordinated certificates.  Each class will evidence  beneficial  ownership  of, and the right to a specified  portion of future payments on, the mortgage  loans and any other assets  included in the related  trust.  A term sheet may  accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

-------------------------------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO
WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE
DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS  AT NO CHARGE BY VISITING  EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL
ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN
ANY TERM SHEET RELATED TO THE OFFERING.

                                                FEBRUARY 5, 2007

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE  PROSPECTUS AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION IN THIS
TERM SHEET SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE  ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED  THE  MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                              EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the  Prospectus  Directive, each referred to in this term sheet  supplement as a Relevant  Member State,  each  underwriter  will represent and agree that with effect  from and  including  the date on which the  Prospectus  Directive  is  implemented  in that
Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will  not  make an  offer of  certificates  to the  public  in that  Relevant  Member  State  prior to the publication of a prospectus in relation to the certificates  which has been approved by the competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant Member State and notified to the competent  authority in that Relevant Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including  the Relevant  Implementation  Date,  make an offer of  certificates  to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

For the  purposes  of the  preceding  paragraph,  (i) "offer of  certificates  to the  public" in  relation  to any certificates  in any  Relevant  Member  State means the  communication  in any form and by any means of  sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive"  means  Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

Each underwriter will represent and agree that:

(a)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section
         21 of the  Financial  Services  and  Markets  Act,  referred  to in this term  sheet  supplement  as FSMA)
         received  by it in  connection  with  the  issue or sale of the  certificates  in  circumstances  in which
         Section 21(1) of the FSMA does not apply to the issuer and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS
     TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  of any series in three or more separate  documents that provide progressively more detail:

-        the related base prospectus,  dated December 6, 2006, which provides  general  information,  some of which may not apply to your series of certificates;

-        this term sheet  supplement,  which  provides  general  information  about series of  certificates  issued pursuant to the  depositor's QA program,  some of which may not apply to the offered  certificates of any series; and

-        one or more term  sheets,  which  describe  terms  applicable  to the  classes  of the  series of  offered certificates  described  therein  and  provides  a  description  of certain  collateral  stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-131213.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE ANY OF THE OFFERED  CERTIFICATES OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR
MATERIALS  RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS  PRELIMINARY,  AND IS
SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN
OFFER TO PURCHASE THE OFFERED  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE ACCEPTED  AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE  CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,
AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE
OR  AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE THE
CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES TO YOU IS
CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF
FOR ANY REASON THE  ISSUING  ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU,  AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF
THE CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

                      TABLE OF CONTENTS

     Standard Hazard Insurance and Primary Mortgage

     Additional Yield Considerations Applicable
     Solely to the Residual Certificates ..........39
POOLING AND SERVICING AGREEMENT....................39
     General.......................................39
     Custodial Arrangements........................39
     The Master Servicer and Subservicers..........39
     Servicing and Other Compensation and Payment
     of Expenses ..................................39
     Reports to Certificateholders.................39
     Voting Rights.................................39
     Termination...................................39
     The Trustee and the Supplemental Interest Trust
     Trustee ......................................39
LEGAL PROCEEDINGS..................................39
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........39
     Characterization of Adjustable Rate
     Certificates .................................39
     Status of the Offered Certificates............39
     Special Tax Considerations Applicable to
     Residual Certificates ........................39
     Tax Return Disclosure and Investor List
     Requirements .................................39
     Penalty Protection............................39
USE OF PROCEEDS....................................39
METHOD OF DISTRIBUTION.............................39
LEGAL OPINIONS.....................................39
RATINGS............................................39
LEGAL INVESTMENT...................................39
ERISA CONSIDERATIONS...............................39

                                                        RISK FACTORS

         The offered  certificates  of any series are not suitable  investments  for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may         Generally,  the mortgage loans have been originated using underwriting  standards
affect risk of loss on the         that are less stringent than the underwriting  standards applied by certain other
mortgage loans.                    first lien mortgage loan purchase programs,  such as those of Fannie Mae, Freddie
                                   Mac or the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I,
                                   Inc.  Applying less stringent  underwriting  standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                   Examples include the following:

                                   o        mortgage  loans secured by non-owner  occupied  properties may present a greater  risk that the  borrower  will stop making  monthly  payments if the borrower's financial condition deteriorates;
                                   o        mortgage loans with  loan-to-value  ratios  greater than 80% (i.e.,  the amount  of the  loan  at  origination  is 80% or more  of the  value  of the mortgaged  property)  may increase the risk that the value of the  mortgaged
                                        property   will  not  be  sufficient  to  satisfy  the  mortgage  loan  upon foreclosure;
                                   o        mortgage loans with  loan-to-value  ratios of greater than 80% which may be as high as 100% at origination,  with no mortgage insurance, may increase the  likelihood  that  the  value of the  mortgaged  property  would  not be sufficient  to satisfy the mortgage loan upon  foreclosure  unless the value of the mortgaged property increases;
                                   o        mortgage  loans made to borrowers  who have high  debt-to-income  ratios
                                        (i.e.,  the  amount  of debt  service  on the  other  debt  of the  borrower represents  a  large  portion  of  his  or  her  income)  may  result  in  a deterioration  of the  borrower's  financial  condition  that  could make it difficult for the borrower to continue to make mortgage payments; and
                                   o        mortgage  loans made to  borrowers  whose  income is not  required to be disclosed or verified may  increase the risk that the  borrower's  income is less than that represented.

                                   Some of the mortgage loans with  loan-to-value  ratios over 80% may be insured by primary  mortgage  insurance.  However,  if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                   In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related  mortgaged  property may be based on an appraisal that is up to 24 months  old if there is a  supporting  broker's  price  opinion,  automated valuation,  drive-by  appraisal  or  other  certification  of  value.  If such an appraisal  does not reflect  current  market  values and such market  values have declined,  the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                   See "The  Trusts--Underwriting  Policies"  and "Certain  Legal Aspects of Mortgage
                                   Loans and Contracts" in the related base prospectus.

The return on your certificates    The  Servicemembers  Civil  Relief Act, as amended,  or the Relief Act,  provides
could be reduced by shortfalls     relief to  borrowers  who enter  active  military  service  and to  borrowers  in
due to the Servicemembers Civil    reserve  status who are  called to active  duty  after the  origination  of their
Relief Act.                        mortgage  loan.  Current or future  military  operations of the United States may increase the number of borrowers who are in active  military  service,  including persons  in  reserve  status  who have  been  called  or will be called to active duty.  The Relief Act  provides  generally  that a borrower who is covered by the
                                   Relief Act may not be  charged  interest  on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active duty.  Any resulting  interest shortfalls  are not required to be paid by the  borrower at any future time.  The master servicer for the applicable  series of  certificates  will not be required to advance these shortfalls as delinquent  payments,  and the shortfalls will not be  covered  by any  form  of  credit  enhancement  on the  certificates  of that series.  Interest  shortfalls  on  the  mortgage  loans  included  in  the  trust established  for any series due to the  application  of the Relief Act or similar legislation  or  regulations  will be applied to reduce the  accrued  interest on each interest-bearing class of certificates of that series on a pro rata basis.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage  loans.  Those delays and increased losses on the mortgage loans included in the trust  established for any series will be borne  primarily by the class of  certificates of that series with a  certificate  principal  balance  greater  than  zero with the  lowest  payment priority.

                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  "Description  of the
                                   Certificates--Glossary  of Terms" in this term sheet supplement and "Certain Legal
                                   Aspects of Mortgage Loans and  Contracts--Servicemembers  Civil Relief Act" in the
                                   related base prospectus.

The return on your certificates    Losses on mortgage  loans may occur due to a wide variety of causes,  including a
may be affected by losses on the   decline  in real  estate  values,  as well as  adverse  changes  in a  borrower's
mortgage loans, which could        financial  condition.  A decline in real  estate  values or  economic  conditions occur due to a variety of causes.  nationally or in the regions where the mortgaged  properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  If
changes in real estate markets     the  regional   economy  or  housing  market  weakens  in  any  region  having  a
in specific regions.               significant  concentration  of properties  underlying  mortgage loans included in the trust  established  for any  series,  the  mortgage  loans in that region may experience high rates of loss and delinquency,  resulting in losses to holders of the related series of  certificates.  A region's  economic  condition and housing market  may be  adversely  affected  by a variety of  events,  including  natural
                                   disasters  such  as  earthquakes,   hurricanes,   floods  and  eruptions,   civil
                                   disturbances  such as riots,  by disruptions  such as ongoing power  outages,  or terrorist  actions or acts of war.  The  economic  impact of any of those  events may also be felt in areas beyond the region immediately  affected by the disaster or  disturbance.  The  properties  underlying  the mortgage loans included in any loan group may be concentrated in these regions.  This  concentration  may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                   Several  hurricanes,  which struck  Louisiana,  Alabama,  Mississippi,  Texas and
                                   Florida  in recent  months,  may have  adversely  affected  mortgaged  properties located in those states.  Generally,  the mortgage pool does not include mortgage
                                   loans  secured  by  mortgaged   properties   located  in  the  federal  emergency
                                   management  agency ("FEMA")  designated  individual  assistance  zones.  However,
                                   FEMA-designated  individual  assistance  zones are subject to change from time to time by FEMA and, therefore,  no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged  properties  located in those areas.
                                   Further, mortgage  loans  in the  mortgage  pool  may  be  secured  by  mortgaged properties  in FEMA-designated  public assistance  areas,  which also may include
                                   mortgaged properties in areas that were affected by the hurricanes.   Residential
                                   Funding will make a  representation  and warranty  that each  mortgaged  property underlying a mortgage  loan included in the trust  established  for any series is free of damage and in good  repair as of the  closing  date for that  series.  In the event that a mortgaged  property  underlying a mortgage  loan included in the trust  established  for any  series is damaged  as of the  closing  date for that series  and that  damage  materially and  adversely  affects  the value of or the interests  of the  holders  of the  certificates  of that  series in the  related mortgage  loan,  Residential  Funding will be required to repurchase  the related
                                   mortgage  loan from the trust.   Any such  repurchases  may shorten the  weighted
                                   average  lives of the  certificates  of that  series.   We will not know how many
                                   mortgaged  properties  underlying  the  mortgage  loans  included  in  the  trust established  for any series will have been or may be affected  by the  hurricanes and  therefore  whether  the  payment  experience  on any  mortgage  loan  in the mortgage pool for that series will be affected.

Excess interest from the           The amount by which the aggregate stated principal  balance of the mortgage loans
mortgage loans may not provide     exceeds the aggregate class  certificate  balance of the classes of certificates,
adequate credit enhancement.       other   than   the   Class   SB   and    Residual    Certificates,    is   called
                                   "overcollateralization."  Except as provided  in a final term sheet,  the initial level  of  overcollateralization  (that  is,  the  overcollateralization  on  the closing  date) is expected  to be  approximately  equal to the  initial  level of overcollateralization  required  by the  pooling  and  servicing  agreement.  The mortgage  loans  are  expected  to  accrue  more  interest  than is needed to pay interest on the classes of  certificates  because the weighted  average  interest rate on the  mortgage  loans is expected to be higher than the  weighted  average pass-through  rate on such  classes of  certificates  plus the  weighted  average expense  fee  rate.  In the  event  that the  level of  overcollateralization  is reduced,  such  "excess  interest"  will be used  to  make  additional  principal payments  on the classes of  certificates  to the extent  described  in this term
                                   sheet   supplement.   Overcollateralization   is  intended  to  provide   limited
                                   protection to the holders of the offered  certificates  by absorbing  losses from liquidated  mortgage  loans.  However,  we cannot  assure you that enough  excess interest will be generated on the mortgage  loans to maintain the required  level of overcollateralization.

                                   The excess interest  available on any  distribution  date will be affected by the actual  amount of  interest  received,  collected  or  advanced in respect of the mortgage  loans for that  distribution  date.  Such amount will be  influenced by changes in the weighted  average of the mortgage rates resulting from prepayments and  liquidations  of the  mortgage  loans  as well as  from  adjustments  of the
                                   mortgage  rates.  The  pass-through  rate  of  each  class  of   interest-bearing
                                   certificates  is  subject  to a net  rate  cap  which  generally  is based on the weighted  average  adjusted net mortgage rates of the mortgage  loans,  as may be adjusted as described in a final term sheet. If the  pass-through  rate on one or more  classes is limited by the  applicable  net rate cap, it may be necessary to apply all or a portion of the interest  funds  available to  distribute  interest at the  pass-through  rates  for  such  classes  of  certificates.  As a  result, interest may be unavailable for any other purpose.

                                   If the protection  afforded by  overcollateralization  is insufficient,  then the holders of the offered certificates could experience a loss on their investment.

The value of your certificates     If the  performance of the mortgage loans included in the trust  established  for
may be reduced if losses are       any series is substantially  worse than assumed by the rating agencies rating any
higher than expected.              class  of  certificates  of that  series,  the  ratings  of any  class  of  those certificates  may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other entity will have any obligation to supplement any credit enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing     If the  master  servicer  defaults  in its  obligations  under  the  pooling  and
in the event of a master           servicing  agreement,   the  master  servicing  of  the  mortgage  loans  may  be
servicer default may increase      transferred to the trustee or an alternate  master  servicer,  as described under
the risk of payment application    "The  Pooling  and  Servicing  Agreement  - Rights  Upon Event of Default" in the
errors                             related  base  prospectus.  In the event of such a transfer  of master  servicing there may be an increased  risk of errors in applying  payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have    Some of the mortgage loans included in the trust  established  for any series may
an initial interest only period,   have interest only periods of varying duration.  During this period,  the payment
which may increase the risk of     made by the related  borrower  will be less than it would be if the mortgage loan
loss and delinquency on these      amortized.  In  addition,  the  mortgage  loan balance will not be reduced by the
mortgage loans.                    principal  portion  of  scheduled  monthly  payments  during  this  period.  As a result,  no principal  payments will be made to the  certificates  of the related series from  mortgage  loans of this nature  during  their  interest  only period except in the case of a prepayment.

                                   After the initial  interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased  delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and  the borrower  is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal included in each scheduled  monthly  payment for a  traditional  mortgage  loan can be  relatively small during the first few years after the  origination  of a mortgage  loan,  in the aggregate the amount can be significant.

                                   Mortgage  loans with an initial  interest only period are  relatively  new in the
                                   mortgage   marketplace.   The   performance   of  these  mortgage  loans  may  be
                                   significantly  different than mortgage loans that fully amortize.  In particular, there  may be a  higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans  with a new  mortgage  loan,  in  particular  one with an initial interest only period,  which may result in higher or lower prepayment speeds than would  otherwise  be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related  mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

HIGH LTV LOANS WITHOUT MORTGAGE INSURANCE

The mortgage pool includes         Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
certain loans that may be          but may not be insured by a primary mortgage  insurance policy.  Although primary
subject to a higher risk of loss   mortgage  insurance  policy is generally  required for mortgage loans with an LTV ratio in excess of 80%, no such  insurance was required for these loans under the applicable  underwriting  criteria.  The likelihood that the value of the related mortgaged  property  would not be  sufficient  to satisfy the mortgage  loan upon foreclosure  is  greater  for  these  types  of  loans,  resulting  in  a  higher likelihood of losses with respect to these types of loans.

RISKS RELATING TO PRIMARY MORTGAGE INSURERS

You may incur losses if a          Some of the mortgage  loans may have an LTV ratio at origination in excess of 80%
primary mortgage insurer fails     and may be insured by a primary  mortgage  insurance  policy.  If such a mortgage
to make payments under a primary   loan  were  subject  to a  foreclosure  and the  value of the  related  mortgaged
mortgage insurance policy          property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage  loan.  If the insurer is unable or refuses to pay a claim,  the  amount of such  losses  would be  allocated  to  holders of certificates as realized losses.

RISKS RELATING TO COOPERATIVE LOANS

Cooperative loans have certain     Some of the mortgage  loans may not be secured  directly by real property but may
characteristics that may           be  cooperative  loans.  A cooperative  loan is secured by a first lien on shares
increase the risk of loss          issued by the cooperative  corporation that owns the related  apartment  building and on the related  proprietary lease or occupancy  agreement  granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                   The  proprietary  lease or occupancy  agreement  securing a  cooperative  loan is subordinate,  in most cases, to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land. If the  cooperative is unable to meet the  payment  obligations  (i) arising  under an  underlying  mortgage,  the mortgagee  holding an underlying  mortgage  could  foreclose on that mortgage and terminate all  subordinate  proprietary  leases and occupancy  agreements or (ii)
                                   arising under its land lease,  the holder of the  landlord's  interest  under the land  lease  could  terminate  it and  all  subordinate  proprietary  leases  and occupancy agreements.

                                   Additionally,  the proprietary lease or occupancy agreement may be terminated and
                                   the   cooperative   shares  may  be   cancelled   by  the   cooperative   if  the
                                   tenant-stockholder  fails to pay maintenance or other obligations or charges owed by  the  tenant-stockholder.  A  default  by  the  tenant-stockholder  under  the proprietary lease or occupancy  agreement will usually constitute a default under the  security  agreement  between the lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions on its ability to transfer the collateral and the use of proceeds  from any sale of  collateral.  See "Certain  Legal  Aspects of Mortgage
                                   Loans and  Contracts--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.

LIMITED OBLIGATIONS

Payments on the mortgage loans     The  certificates  offered in each series will  represent  interests  only in the
and the other assets of the        trust  established  for  that  series.  The  certificates  do  not  represent  an
trust are the sole source of       ownership interest in or obligation of the depositor,  the master servicer or any
payments on your certificates.     of their  affiliates.  If proceeds from the assets of the trust  established  for any series of certificates  are not sufficient to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.

LIQUIDITY RISKS

You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriters  for  the  related  series  nor  any  other  person  will  have  any obligation  to make a  secondary  market  in your  certificates,  and you have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily  or at prices  that will enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                   Any class of offered certificates may experience illiquidity,  although generally illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could       The transfer of the mortgage  loans from any  applicable  seller to the depositor
delay or reduce distributions on   will  be  intended  by the  parties  to be and  will  be  documented  as a  sale.
the certificates.                  However,  if any seller were to become  bankrupt,  a trustee in bankruptcy  could attempt to  recharacterize  the sale of the  applicable  mortgage loans as a loan secured by those mortgage  loans or to consolidate  those mortgage loans with the assets of that seller.  Any such attempt  could result in a delay in or reduction of collections on the mortgage  loans included in the trust  established  for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
Increase the Risk of Loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
Mortgage Loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

The yield on your certificates     The yield to  maturity on each class of offered  certificates  of any series will
will vary depending on various     depend on a variety of factors, including:
factors.
                                   o        the rate and timing of principal  payments on the mortgage  loans in the related  loan  group  included  in the  trust  established  for any  series, including  prepayments,  defaults and  liquidations,  and repurchases due to breaches of representations or warranties;

                                   o        the  allocation  of  principal  payments  on the  mortgage  loans in the related  loan  group  among the  various  classes  of  offered  certificates included in that series;

                                   o        realized  losses and interest  shortfalls  on the mortgage  loans in the related loan group;

                                   o        the pass-through rate for that class; and

                                   o        the purchase price of that class.

                                   As used in this term sheet  supplement,  references  to the  related (or words of similar  effect) loan group will mean, in the case of a series with multiple loan groups,  the  loan  group  from  which  a  class  of  certificates  will  receive distributions  of  principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.
                                   The rate of  prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that class  occur more  slowly  than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and timing of principal  distributions  on the offered  certificates are
depending on future market         highly  uncertain  and are  dependent  upon a wide variety of factors,  including
conditions and other factors.      general  economic  conditions,  interest rates,  the  availability of alternative
                                   financing  and  homeowner  mobility.   Generally,   when  market  interest  rates
                                   increase,  borrowers are less likely to prepay their mortgage  loans.  This could result in a slower  return of principal to you at a time when you might have been able to reinvest  your funds at a higher rate of interest  than the  pass-through rate on your class of  certificates.  On the other  hand,  when  market  interest rates  decrease,  borrowers  are generally  more likely to prepay their  mortgage loans.  In addition,  when the mortgage  rates on hybrid  mortgage  loans convert from fixed rates to adjustable  rates,  there may be an increase in  prepayments.
                                   The factors  described  in the previous  two  sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as high as the  pass-through  rate on your  class of certificates.

                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any subservicer,  the depositor or their  affiliates,  and may include streamlined  documentation  programs as well as  programs  under which a mortgage
                                   loan  is  modified  to  reduce  the  interest  rate.  Streamlined   documentation
                                   programs involve less  verification of underwriting  information than traditional documentation programs.

                                   See  "Description  of the  Mortgage  Pool--The  Program"  and  "Certain  Yield and
                                   Prepayment  Considerations"  in this term  sheet  supplement  and  "Maturity  and
                                   Prepayment Considerations" in the related base  prospectus.

The recording of mortgages in      The  mortgages  or  assignments  of mortgage for all or a portion of the mortgage
the name of MERS may affect the    loans  included in the trust  established  for any series may have been or may be
yield on the certificates.         recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,
                                   solely as nominee for the originator  and its successors and assigns.  Subsequent assignments of those  mortgages are registered  electronically  through the MERS(R)
                                   System.  However,  if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment  of the mortgage to the trustee for any series,  then any related  expenses  shall be paid by the related  trust and will reduce the amount available to pay principal of and interest on the  certificates  included in that series with  certificate  principal  balances  greater  than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution  of  liquidation  proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS(R)System, see "Description of the Mortgage  Pool--General" and "Certain Yield and Prepayment  Considerations"
                                   in this term sheet supplement and "Description of the  Certificates--Assignment of
                                   Mortgage Loans" in the related base  prospectus.

The yield on your certificates     The offered  certificates  of each class included in a series will have different
will be affected by the specific   yield  considerations  and  different  sensitivities  to the rate and  timing  of
terms that apply to that class,    principal  distributions.   The  following  is  a  general  discussion  of  yield
discussed below.                   considerations  and  prepayment  sensitivities  of  some  of  the  categories  of certificates that may be included in any series.

                                   See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Senior Certificates                Each Class of Senior Certificates will receive  distributions  primarily from the related  loan group.  Therefore,  the yields on the Senior  Certificates  will be sensitive  to the rate and timing of  principal  prepayments  and defaults on the mortgage loans in the related loan group.

                                   See  "Description  of the  Certificates--Principal  Distributions  on  the  Senior
                                   Certificates" in this term sheet supplement.

The yields on the adjustable       The interest rate on any class of adjustable rate  certificates  will be based on
rate certificates may be           an  interest  rate  index plus a margin,  subject to a cap equal to the  weighted
affected by changes in interest    average of the net  mortgage  rates on the related  mortgage  loans,  or weighted
rates                              average net mortgage rate cap, as adjusted to take into account  payments owed by the trust to the swap  counterparty  under a swap  agreement,  if any.  Thus, the yield  to  investors  on any  class  of  adjustable  rate  certificates  will  be extremely  sensitive to fluctuations of the applicable interest rate index and be adversely  affected by the application of the weighted  average net mortgage rate cap,  as  adjusted to take into  account  payments  owed by the trust to the swap counterparty under a swap agreement, if any.

                                   The  difference  between the weighted net mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap agreement,  if any,  and the  applicable  interest  rate index  plus the  related margin will create a shortfall  that will carry  forward with  interest  thereon.
                                   However,  these  shortfalls  will only be payable  from  excess  cash flow or, if applicable,  a yield  maintenance  agreement,  swap agreement or other derivative instrument,  and may  remain  unpaid on the  optional  termination  date,  if the optional  termination  is  exercised,  or,  if the  optional  termination  is not exercised, on the final distribution date for the certificates.

                                   In addition,  because the initial  mortgage  rates on the related  mortgage loans may be lower than the related minimum  mortgage rates,  the weighted  average net mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap counterparty  under a swap agreement,  if any, will initially be less than it will be once  the  related  mortgage  loans  have all  adjusted  to their fully-indexed  rate.  Therefore,  prior to the month in which all of the  related mortgage  loans have  adjusted to their fully  indexed  rate,  there is a greater risk that the pass-through  rate on the related  adjustable rate certificates may be limited by the  weighted  average net  mortgage  rate cap, as adjusted to take into account  payments  owed by the trust to the swap  counterparty  under a swap agreement, if any.

Interest Only Certificates         A class  of  interest  only  certificates  included  in any  series  will  not be entitled to  principal  distributions  and will  receive  interest  distributions based  on a  notional  amount,  which  may be based  on all or a  portion  of the certificate  principal balance of one or more classes of certificates included in the related  series.  Investors in a class of interest only  certificates  should be aware  that the yield on that class will be  extremely  sensitive  to the rate
                                   and  timing  of   principal   payments  on  the  related   class  or  classes  of
                                   certificates,  and that rate may  fluctuate  significantly  over  time.  A faster than  expected  rate of  principal  payments on the  related  class or classes of certificates  will have an adverse effect on the yield to investors in a class of interest  only  certificates  and could result in their  failure to fully recover their initial investments.

Senior Support Certificates        Investors  in a class of senior  support  certificates  of any  series  should be aware that all or a portion of losses on the  mortgage  loans in the related loan group included in the trust  established for that series  otherwise  allocable to the related  class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in the final  term  sheet for that  series.  Therefore,  the yield to  maturity  on that class of  senior  support  certificates  will be  extremely  sensitive  to losses otherwise allocable to the related class or classes of super senior certificates.

Subordinated Certificates          The yield to  investors  in any  class of the  subordinated  certificates  of any series will be sensitive  to the rate and timing of losses on the mortgage  loans in all related  loan groups for any series,  if those losses are not covered by a more subordinate class of the subordinated certificates.

                                   It is not  expected  that a class of  subordinated  certificates,  other than any
                                   class  of  senior  support  certificates,   will  receive  any  distributions  of
                                   principal  payments until the distribution date set forth in the final term sheet for a class of certificates.  On or after that date, all or a  disproportionately large portion of principal  prepayments  on the mortgage loans in each loan group may be allocated  to the related  senior  certificates  as described in this term sheet  supplement,  and none or a  disproportionately  small portion of principal prepayments  on the mortgage  loans in each loan group may be paid to the holders of the  subordinated  certificates,  other  than  any  class  of  senior  support certificates.

                                   As a result,  the weighted average lives of the subordinated  certificates may be longer than would otherwise be the case.

                                   See  "Summary--Credit  Enhancement--Allocation  of Losses" and  "Description of the
                                   Certificates--Allocation of Losses; Subordination" in this term sheet supplement.

Certificates entitled to           As set forth in any final term sheet for a class of certificates,  the holders of
prepayment charges                 certain  certificates may be entitled to prepayment  charges collected in respect of the mortgage loans.  The yield to maturity of those  certificates  will depend on the rate and timing of receipt of  prepayment  charges on the mortgage  loans, which are difficult to predict and which may fluctuate  significantly  over time.
                                   Generally,  each prepayment  charge only remains  applicable with respect to such mortgage  loan  for the  limited  time  periods  specified  in the  terms of such
                                   mortgage  loan.  In  addition,   under  certain  instances  the  payment  of  any
                                   otherwise  applicable  prepayment  charge may be waived by the  master  servicer.
                                   Investors should conduct their own analysis of the effect,  if any, that rate and timing of payment of  prepayment  charges,  or decisions  by the master  servicer
                                   with  respect  to  waiver   thereof,   may  have  on  the  performance  of  those
                                   certificates  entitled to  prepayment  charges.  There can be no  assurance as to the  timing or amount of  collections  of  prepayment  charges  or the  effect of prepayment  charges on the rate of  prepayments on the mortgage  loans.  Further, some state laws  restrict  the  imposition  of  prepayment  charges even when the mortgage  loans  expressly  provide for the  collection of those  charges.  It is possible  that  prepayment  charges  and late fees may not be  collected  even on mortgage  loans that  provide  for the payment of these  charges.  In that event, these  amounts  will  not be  available  for  distribution  on  the  certificates entitled to prepayment charges.

                                   See  "Description  of the  Mortgage  Pool  -  General"  and  "Certain  Yield  and
                                   Prepayment  Considerations"  in this term sheet  supplement  and  "Certain  Legal
                                   Aspects of Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
                                   Prepayments"  in the related base prospectus.

Certificates related to any        As set forth in any final term sheet for a class of certificates,  the holders of
yield maintenance or similar       certain  adjustable  rate  certificates  may  benefit  from a series of  payments
agreement                          pursuant  to a yield  maintenance  or  simliar  agreement.  The  purpose  of such agreements  is to  partially  mitigate  the risk to the  investors in the related certificates that the pass-through rate on their  certificates will be lower than the index plus the related margin.

                                   However,  the amount payable to those  investors  under such an agreement will be based on a  notional  amount  equal to the  lesser of the  aggregate  certificate principal  balance of related  certificates and an amount  determined based on an assumed rate of prepayments on the mortgage  loans.  Accordingly,  if prepayments occur at a slower rate than assumed,  the amount payable on the agreement will be less than the amount of interest that would accrue on those  certificates  at the excess of the index over a certain  rate per annum as set forth in the final term sheet  for such  class.  In  addition,  if the index  exceeds a certain  rate per annum as set forth in the final  term sheet for such  class of  certificates,  no additional  amounts  are  payable  under the  agreement.  Any amount by which the amount paid by the  agreement  provider is less than the  difference  between the index  plus the  related  margin and a rate set forth in the final term sheet for such  class  of  certificates  will  not be  payable  from  any  source  on  that distribution date or any future distribution date.

                                   Furthermore,  investors  under the  agreement  are  subject  to the risk that the agreement  provider  will default on all or a portion of its payment  obligations under the agreement.

Certificates related to any swap   As set  forth  in any  final  term  sheet  for a class of  certificates,  amounts
agreement.                         payable by a swap counterparty  under a swap agreement,  if any, may be available to pay  some  interest  shortfalls,  basis  risk  shortfalls  and to  cover  some losses.  However,  no net amounts will be payable by the swap counterparty unless the amount  owed by the swap  counterparty  on a  distribution  date  exceeds the amount owed to the swap  counterparty  on that  distribution  date.  No assurance can be made that any amounts will be received under any swap  agreement,  or that any  such  amounts  that  are  received  will be  sufficient  to  cover  interest shortfalls,  basis risk  shortfalls  or losses.  Any net swap payment  payable to the swap  counterparty  under the terms of the swap agreement will reduce amounts
                                   available   for   distribution   to   certificateholders,   and  may  reduce  the
                                   pass-through rates of the related certificates.  In addition, in certain cases, a swap termination  payment payable to the swap  counterparty in the event of early termination of the swap agreement may reduce amounts  available for  distribution to the related certificates.

                                   Furthermore,  investors under the swap agreement are subject to the risk that the swap  counterparty  will  default on all or a portion of its payment  obligations under the swap agreement.

Class M Certificates               The yield to investors in the Class M Certificates  will be sensitive to the rate and timing of losses on the related  mortgage loans, to the extent not covered by excess cash flow or  overcollateralization.  Losses, other than specified amounts of  certain  types of losses  described  in this term  sheet  supplement,  to the extent  not  covered  by  excess  cash  flow  or  overcollateralization  will  be allocated to the most subordinate class of Class M Certificates outstanding.

                                   See  "Description  of the  Certificates--Allocation  of Losses" in this term sheet supplement.

                                                  ISSUING ENTITY

         The  depositor  will  establish a trust with  respect to each series on the closing  date for that series, under a series  supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and servicing  agreement,  dated as of December 1, 2006,  among the  depositor,  the master  servicer  and the trustee, together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date for each  series,  the depositor  will deposit into the trust a pool of mortgage  loans that in the aggregate  will  constitute a mortgage pool,  secured by first  liens on one- to  four-family  residential  properties  with terms to maturity of not more than 30 years.  The  mortgage  pool may be  divided  into two or more  loan  groups.  The  trust  will not have any additional  equity.  The pooling and servicing  agreement  for each series will  authorize the trust to engage only in selling  the  certificates  in exchange  for the  mortgage  loans  included  in that  trust,  entering  into and performing  its  obligations  under the pooling and  servicing  agreement  for that series,  activities  necessary, suitable  or  convenient  to  such  actions  and  other  activities  as may be  required  in  connection  with  the conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling  and  servicing  agreement  will  provide  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse all the right,  title and interest of the depositor in and to the mortgage  loans.  Furthermore,  the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the conveyance of the mortgage  loans shall also be deemed to be a grant by the  depositor  to the trustee of a security  interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in  this  term  sheet  supplement  have  the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                SPONSOR AND MASTER SERVICER

         Residential Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers  nationwide,  including  affiliates, that meet its  seller/servicer  eligibility  requirements  and services  mortgage loans for its own account and for others.  See "The  Trusts--Mortgage  Collateral  Sellers"  and  "--Qualifications  of Sellers"  in the  related  base prospectus for a general description of applicable  seller/servicer  eligibility requirements.  Residential Funding
Company,  LLC's principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437.  Its telephone number is (952) 857-7000.  Residential  Funding  Company,  LLC conducts  operations from its  headquarters  in  Minneapolis  and  from  offices  located  primarily  in  California,  Texas,  Maryland,
Pennsylvania  and New York.  Residential  Funding  Company,  LLC  finances  its  operations  primarily  through its securitization program.

         Residential Funding Company,  LLC was founded in 1982 and began operations in 1986,  acquiring,  servicing and  securitizing  residential  jumbo  mortgage  loans  secured by first liens on one- to  four-family  residential properties.  GMAC LLC (formerly  known as General Motors  Acceptance  Corporation)  purchased  Residential  Funding
Company,  LLC in 1990. In 1995,  Residential  Funding  Company,  LLC expanded its business to include "Alt-A" first lien mortgage  loans,  such as the mortgage loans  described in the related base  prospectus.  Residential  Funding
Company,  LLC also began to acquire and service both  closed-end  and  revolving  loans secured by second liens and subprime loans in 1995.

SPONSOR SECURITIZATION EXPERIENCE

            The following tables set forth the aggregate  principal amount of publicly offered  securitizations  of mortgage  loans  sponsored  by  Residential  Funding  Company,  LLC for the past five  years.  Residential  Funding
Company,  LLC sponsored  approximately  $31.6  billion and $2.9 billion in initial  aggregate  principal  amount of mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Company,  LLC sponsored  approximately $61.8 billion and $3.0 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under "Percentage  Change from
Prior  Year"  represent  the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                          FIRST LIEN MORTGAGE LOANS
VOLUME BY PRINCIPAL BALANCE       2002             2003            2004             2005            2006
Prime Mortgages (1)          $16,177,753,813  $18,964,072,062 $11,953,278,792  $24,149,038,614 $40,241,885,054
Non-Prime Mortgages (2)      $15,475,700,554  $27,931,235,627 $24,408,531,445  $27,928,496,334 $21,581,547,796
Total                        $31,653,454,367  $46,895,307,689 $36,361,810,237  $52,077,534,948 $61,823,432,850
Prime Mortgages (1)                   51.11%          40.44%           32.87%          46.37%           65.09%
Non-Prime Mortgages (2)               48.89%          59.56%           67.13%          53.63%           34.91%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                  (1.28)%          17.22%         (36.97)%         102.03%           66.64%
Non-Prime Mortgages (2)              104.52%          80.48%         (12.61)%          14.42%         (22.73)%
Total Volume                          32.14%          48.15%         (22.46)%          43.22%           18.71%
                                              JUNIOR LIEN MORTGAGE LOANS
VOLUME BY PRINCIPAL BALANCE       2002             2003            2004             2005            2006
Prime Mortgages (1)          $2,875,005,049   $3,207,008,585  $2,085,015,925   $2,409,506,573   $3,012,549,922
Non-Prime Mortgages (2)                  -                -               -                -               -
Total                        $2,875,005,049   $3,207,008,585  $2,085,015,925   $2,409,506,573   $3,012,549,922
Prime Mortgages (1)                  100.00%         100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%           0.00%            0.00%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                   17.90%          11.55%         (34.99)%          15.56%           25.03%
Non-Prime Mortgages (2)                  -                -               -                -               -
Total Volume                          17.90%          11.55%         (34.99)%          15.56%           25.03%
                                          FIRST LIEN MORTGAGE LOANS
 VOLUME BY NUMBER OF LOANS        2002             2003            2004             2005            2006
Prime Mortgages (1)           68,077           86,166          55,773           91,631                 141,188
Non-Prime Mortgages (2)       136,789          200,446         170,696          173,796                132,069
Total                         204,866          286,612         226,469                265,427          273,257
Prime Mortgages (1)                   33.23%          30.06%           24.63%          34.52%           51.67%
Non-Prime Mortgages (2)               66.77%          69.94%           75.37%          65.48%           48.33%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                   17.87%          26.57%         (35.27)%          64.29%           54.08%
Non-Prime Mortgages (2)               91.47%          46.54%         (14.84)%           1.82%         (24.01)%
Total                                 58.56%          39.90%         (20.98)%          17.20%            2.95%
                                              JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS              2002            2003             2004            2005             2006
Prime Mortgages (1)                    73,188          84,962           51,614          53,071           60,951
Non-Prime Mortgages (2)                     -               -                -               -                -
Total                                  73,188          84,962           51,614          53,071           60,951

Prime Mortgages (1)                   100.00%         100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%           0.00%            0.00%
     Total                           100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                    16.26%          16.09%         (39.25)%           2.82%           14.85%
Non-Prime Mortgages (2)                     -               -                -                                -
Total                                  16.26%          16.09%         (39.25)%           2.82%           14.85%
________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

MASTER SERVICER SERVICING EXPERIENCE

         The following tables set forth the annual average  outstanding  principal  balance,  calculated as of year end, of mortgage loans master serviced by Residential  Funding  Company,  LLC for the past five years.  Residential
Funding  Company,  LLC was the master  servicer of a residential  mortgage loan  portfolio of  approximately  $68.2 billion and $4.1 billion in average  outstanding  principal  amount  during the 2002  calendar year backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.  Residential  Funding  Company,  LLC was the master  servicer of a  residential  mortgage loan  portfolio of  approximately  $140.1  billion and $8.5 billion in average  outstanding  principal  during the 2006 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                       MASTER SERVICER SERVICING EXPERIENCE

                                            FIRST LIEN MORTGAGE LOANS
     VOLUME BY AVERAGE
   OUTSTANDING PRINCIPAL
          BALANCE                 2002             2003            2004              2005              2006

Prime Mortgages (1)          $43,282,264,857  $33,749,084,171 $32,453,682,854   $47,935,800,813   $83,052,457,702

Non-Prime Mortgages (2)      $24,910,565,613  $39,334,697,127 $50,509,138,736   $53,938,083,312   $57,013,557,376

Total                        $68,192,830,470  $73,083,781,298 $82,962,821,591  $101,873,884,125  $140,066,015,078
Prime Mortgages (1)                   63.47%          46.18%           39.12%            47.05%            59.30%
Non-Prime Mortgages (2)               36.53%          53.82%           60.88%            52.95%            40.70%
Total                                100.00%         100.00%          100.00%           100.00%           100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                 (15.75)%        (22.03)%          (3.84)%            47.71%            73.26%
Non-Prime Mortgages (2)               51.62%          57.90%           28.41%             6.79%             5.70%
Total Based on Average
Outstanding Principal
Balance                                0.57%           7.17%           13.52%            22.79%            37.49%
     VOLUME BY AVERAGE
   OUTSTANDING PRINCIPAL
          BALANCE                 2002             2003            2004              2005              2006

Prime Mortgages (1)           $4,102,615,571  $4,365,319,862   $5,135,640,057    $5,476,133,777    $8,536,345,778
Non-Prime Mortgages (2)       $0                           0               0                0      $           0
Total                         $4,102,615,571  $4,365,319,862   $5,135,640,057    $5,476,133,777    $8,536,345,778
Prime Mortgages (1)                  100.00%         100.00%          100.00%           100.00%           100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%             0.00%             0.00%
Total                                100.00%         100.00%          100.00%           100.00%           100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                   16.79%           6.40%           17.65%             6.63%            55.88%
Non-Prime Mortgages (2)                    -               -                -                 -                 -
Total Based on Average
Outstanding Principal
Balance                               16.79%           6.40%           17.65%             6.63%            55.88%
     VOLUME BY AVERAGE
      NUMBER OF LOANS             2002             2003            2004              2005        2006

Prime Mortgages (1)                  202,938         168,654          156,745           201,903           312,825

Non-Prime Mortgages (2)              242,625         341,863          414,639           411,550           405,577

Total                                445,563         510,517          571,384           613,453           718,402
Prime Mortgages (1)                   45.55%          33.04%           27.43%            32.91%            43.54%
Non-Prime Mortgages (2)               54.45%          66.96%           72.57%            67.09%            56.46%
Total                                100.00%         100.00%          100.00%           100.00%           100.00%

  PERCENTAGE CHANGE FROM
      PRIOR YEAR (3)
Prime Mortgages (1)                 (14.71)%        (16.89)%          (7.06)%            28.81%            54.94%
Non-Prime Mortgages (2)               44.37%          40.90%           21.29%           (0.74)%           (1.45)%
Total   Based  on   Average
Number of Loans                        9.74%          14.58%           11.92%             7.36%            17.11%

===================================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

                                           JUNIOR LIEN MORTGAGE LOANS
  VOLUME BY PERCENTAGE OF
  AVERAGE NUMBER OF LOANS         2002             2003            2004             2005              2006
Prime Mortgages (1)                  118,773         127,833          147,647         143,713             199,652
Non-Prime Mortgages (2)                    -               -                -               -                   -
Total                                118,773         127,833          147,647         143,713             199,652
Prime Mortgages (1)                  100.00%         100.00%          100.00%         100.00%             100.00%
Non-Prime Mortgages (2)                0.00%           0.00%            0.00%           0.00%               0.00%
Total                                100.00%         100.00%          100.00%         100.00%             100.00%
  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages (1)                   14.16%           7.63%           15.50%         (2.66)%              38.92%
Non-Prime Mortgages (2)                    -               -                -               -                   -
Total   Based  on   Average
Number of Loans                       14.16%           7.63%           15.50%         (2.66)%              38.92%

===================================================================================================================
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential  Funding  Company,  LLC's overall  procedures  for  originating  and acquiring  mortgage loans are described  under  "Description  of the  Mortgage  Pool - The  Program" in this term sheet  supplement.  Residential
Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described  in the  related  base  prospectus  under "The  Trusts -  Qualification  of  Sellers"  and "The  Trusts -
Repurchases of Mortgage  Collateral"  and in this term sheet  supplement  under "Pooling and Servicing  Agreement -
The Master Servicer and Subservicers -Master Servicer."

         Residential Funding Company, LLC's wholly-owned  subsidiary,  Homecomings Financial,  LLC, or Homecomings, originated  and sold to  Residential  Funding  Company,  LLC certain of the mortgage loans included in the mortgage pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the  Mortgage  Pool -  Originators"  and
"Pooling and Servicing Agreement - The Master Servicer and Subservicers" in this term sheet supplement.

                                           AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the various relationships among the affiliated transaction parties.

                                                   -------------------------------
                                                                GMAC LLC
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital, LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ------------------------------------------------------------
                                                 |                 |                              |
                                                 |                 |                              |
                     -------------------------------   --------------------------------   --------------------------
                     Residential Funding Company,LLC    Residential Accredit Loans, Inc.         GMAC Mortgage, LLC
                     (Sponsor and Master Servicer)            (Depositor)                   (Servicier and Originator)
                     -------------------------------   --------------------------------   --------------------------
                                   |
                                   |
                     -------------------------------
                      Homecomings Financial,LLC
                              (Subservicer)
                     -------------------------------

                                              DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The mortgage pool will consist of hybrid  adjustable  rate mortgage  loans,  divided into one or more loan groups.  The  mortgage  loans  are  secured  by  first  liens  on fee  simple  or  leasehold  interests  in one- to four-family  residential  properties.  The mortgage  loans will consist of mortgage loans with terms to maturity of not more than 30 years.

         Some mortgage  loans may consist of hybrid  adjustable-rate  first lien mortgage loans which had principal balances  at  origination  which were less than or equal to the  conforming  balance.  The  conforming  balance for mortgage loans secured by a single family  property is $359,650 for all mortgage loans other than those  originated in Alaska and Hawaii,  for which it is $539,475.  For two-,  three- and four- family properties the maximum balance is $460,400,  $556,500 or $691,600,  respectively,  or $690,600,  $834,750  and  $1,037,400,  respectively,  if the property is located in Alaska or Hawaii.  Some  mortgage  loans will consist of hybrid  adjustable-rate  first lien mortgage  loans which had  principal  balances at  origination  which were less than,  equal to or greater than the conforming balance.

         All of the  mortgage  loans  included  in the  trust  established  for  any  series  have  been or will be purchased by the depositor through its affiliate,  Residential  Funding,  from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus,  or from Homecomings Financial,  LLC, a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage pool from among mortgage loans purchased in connection  with the Expanded  Criteria  Program  described below based on the sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations and warranties  regarding the  mortgage  loans  included  in the  trust  established  for  any  series  as of the  date  of  issuance  of the certificates  of that series.  The depositor and  Residential  Funding will be required to repurchase or substitute for any  mortgage  loan  included  in the related  mortgage  pool as to which a breach of its  representations  and warranties  with  respect to that  mortgage  loan  occurs,  if such breach  materially  and  adversely  affects the interests of the  certificateholders  of that series in any of those mortgage loans.  Residential  Funding will not assign to the  depositor,  and  consequently  the  depositor  will not assign to the trustee for the benefit of the certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan if a breach of any of its representations and warranties occurs.  Accordingly,  the only  representations and warranties regarding the mortgage  loans  included  in the  trust  established  for any  series  that  will be made for the  benefit  of the certificateholders  of that series will be the limited  representations  and warranties made by Residential Funding and  the  depositor  described  in this  paragraph.  See  "The  Trusts--Representations  with  Respect  to  Mortgage
Collateral" in the related base prospectus.

         The original  mortgages for some of the mortgage  loans included in the trust  established  for any series have  been,  or in the future  may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of
Mortgage Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and  assigns,  and  subsequent  assignments  of those  mortgages  have  been,  or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System.  In some other cases, the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record ownership was or will be  later  assigned  to MERS,  solely  as  nominee  for the  owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS(R)System.  With respect to each of these mortgage loans, MERS serves as mortgagee of record on the  mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee, and does not have any  interest in the  mortgage  loan.  For  additional  information  regarding  the  recording of mortgages  in the name of MERS see  "Certain  Yield  and  Prepayment  Considerations--General"  in this  term  sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         A certain  percentage of the mortgage loans may provide for payment of a prepayment  charge.  With respect to some of these mortgage loans, the prepayment  charge  provisions  provide for payment of a prepayment charge for partial  prepayments and full  prepayments  made within a certain period following the origination of that mortgage loan,  in an amount  not to exceed  the  maximum  amount  permitted  by state  law.  The  amount of the  applicable prepayment  charge,  to the extent  permitted under  applicable  law, is as provided in the related  mortgage note.
Applicable  law may impose  limitations  on the amount of the prepayment  charge or render such  prepayment  charge unenforceable.  In addition,  under certain  circumstances  the master servicer may waive a prepayment  charge.  To the extent  provided  in a final term  sheet for a class of  certificates,  the  holders  of a  specified  class of certificates  may be  entitled to all  prepayment  charges  received on the  mortgage  loans.  In any event,  these amounts will not be available  for  distribution  on any of the other offered  certificates.  See  "Description  of
Certificates - Prepayment  Charges" in this term sheet  supplement and "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the related base prospectus.

         In connection  with mortgage  loans secured by a leasehold  interest,  if any,  Residential  Funding shall have  represented  to the  depositor  that,  among other  things:  the use of  leasehold  estates  for  residential properties  is an  accepted  practice  in the area where the related  mortgaged  property  is located;  residential property in such area  consisting of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full  force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the  remaining  term of the lease does not  terminate  less than ten years after the maturity date of such mortgage loan.

         A portion of the mortgage  loans  included in the trust  established  for any series may be subject to the
Homeownership  and Equity Protection Act of 1994, as amended,  as of the closing date for that series,  and none of the mortgage loans included in the trust  established for any series will be loans that,  under applicable state or local law in effect at the time of origination  of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation if the law imposes  greater  restrictions  or additional  legal liability for residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage
Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A portion of the mortgage  loans included in the trust  established  for any series may be 30 days or more delinquent  in payment  of  principal  and  interest.  For a  description  of the  methodology  used to  categorize mortgage loans as delinquent, see "--Static Pool Information" below.

         A portion  of the  mortgage  loans  included  in the trust  established  for any  series  may be  Buy-Down
Mortgage Loans or mortgage loans that have been made to an international borrower.

         Certain  of  the  stipulations  on the  characteristics  of  the  mortgage  loans  included  in the  trust established  for any series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit
Scores are obtained by many  mortgage  lenders in  connection  with  mortgage  loan  applications  to help assess a borrower's  credit-worthiness.  In  addition,  Credit  Scores may be  obtained  by  Residential  Funding  after the origination  of a mortgage  loan if the seller  does not  provide to  Residential  Funding a Credit  Score.  Credit
Scores are obtained from credit  reports  provided by various  credit  reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information  currently on file for the borrower at a particular credit  reporting  organization.  Information  utilized to create a Credit Score may include,  among other  things, payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit,  and  bankruptcy  experience.  Credit Scores range from  approximately  350 to  approximately  840, with higher scores  indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative  degree of risk a borrower represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less likely to default in payment than a borrower  with a lower score.  In  addition,  it should be noted that Credit  Scores were developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only the  borrower's  past  credit  history.
Therefore,  a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer loans generally,  or the specific  characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of issuance of a class of certificates.

         A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage  loan.  The  prepayment  charge  generally  applies to  prepayments  made within up to five years  following the  origination of such mortgage  loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original  principal amount of the mortgage loan.  Prepayment  charges received on the mortgage loans included in the trust  established for any series will not be available for  distribution on the certificates included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement  and
"Certain Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

         STATIC POOL INFORMATION

         Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool  Data").  Information  presented  under "RALI" as the issuer/shelf  and "QA" as the series will include  information  regarding prior  securitizations  of mortgage loans that are  similar to the  mortgage  loans  included in the  mortgage  pool for any  series,  based on  underwriting criteria and credit  quality,  and that  information  is referred to in this term sheet  supplement  as Static Pool
Data.  Static  Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the accompanying prospectus, or the registration statement relating to the offered certificates.

         As used in the  Static  Pool  Data,  a loan  is  considered  to be "30 to 59  days"  or "30 or more  days"
delinquent  when a payment due on any  scheduled  due date  remains  unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a mortgage  loan falls into these  categories  is made as of the close of business  on the last  business  day of each month.  Grace  periods  and  partial  payments do not affect  these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge-offs  are taken only when the master  servicer has determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

         MORTGAGE RATE ADJUSTMENT
         The mortgage  rates on some of the mortgage  loans will remain fixed for an initial  period and thereafter will  adjust  semi-annually  to a rate equal to the sum of an index and the note  margin  set forth in the  related mortgage note, subject to certain limitations.

         In the event  that the  related  index  specified  in a  mortgage  note is no longer  available,  an index reasonably  acceptable  to the  trustee  that is based on  comparable  information  will be  selected by the master servicer.

         The amount of the monthly  payment on each  mortgage  loan will  generally  be adjusted  semi-annually  or annually,  as applicable,  on the due date of the month  following the month in which the adjustment date occurs to equal the  amount  necessary  to pay  interest  at the  then-applicable  mortgage  rate and to fully  amortize  the outstanding  stated principal  balance of each mortgage loan over its remaining term to stated maturity.  As of the cut-off  date,  some or all of the  mortgage  loans may have not yet  reached  their  first  adjustment  date.  The mortgage loans will have various  adjustment  dates, note margins and limitations on the mortgage rate adjustments, as described below.

         The initial  mortgage rate in effect on a mortgage loan generally will be lower,  and may be significantly lower,  than the  mortgage  rate that  would  have  been in  effect  based on the  related  index and note  margin.
Therefore,  unless the related index declines after  origination of a mortgage loan, the related mortgage rate will generally  increase  on the first  adjustment  date  following  origination  of the  mortgage  loan  subject to the periodic rate cap. The repayment of the mortgage  loans will be dependent on the ability of the  mortgagors to make larger monthly  payments  following  adjustments  of the mortgage  rate.  Mortgage loans that have the same initial mortgage  rate may not always  bear  interest at the same  mortgage  rate  because  these  mortgage  loans may have different  adjustment  dates,  and the mortgage rates therefore may reflect  different  related index values,  note margins,  maximum  mortgage rates and minimum  mortgage rates.  The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related  mortgage  loan  schedule  attached to the pooling and servicing agreement.

         Because of the periodic rate caps and the generally  lower initial  mortgage rates on the mortgage  loans, in a rising  interest rate  environment  the mortgage rate on the adjustable  rate mortgage loans may be lower than prevailing  mortgage rates for an extended  period of time and therefore the related net wac rate will initially be less than it would have been if all of the related mortgage loans already adjusted to their fully-indexed rate.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         Subject to limited  exceptions,  each of the  mortgage  loans  included in the trust  established  for any series will be  required to be covered by a standard  hazard  insurance  policy,  which is referred to as a primary hazard  insurance  policy.  In  addition,  subject  to  limited  exceptions,  and to the  best  of the  depositor's knowledge,  each mortgage loan included in the trust  established  for any series with an LTV ratio at  origination in  excess of 80% will be  insured  by a primary  mortgage  insurance  policy,  which is  referred  to as a primary insurance  policy,  covering at least 35% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at  origination  if the LTV ratio is between 85.00% and 80.01%.

         The  primary  insurers  for the  mortgage  loans  included in the trust for each series will have a claims paying  ability  acceptable,  as of the  cut-off  date for that  series,  to the  rating  agencies  that  have been requested to rate the related  certificates;  however,  no assurance as to the actual ability of any of the primary insurers  to pay claims can be given by the  depositor,  the issuing  entity or the  underwriters.  See  "Insurance
Policies on Mortgage Loans or Contracts" in the related base prospectus.

         THE PROGRAM

         General.  Residential  Funding,  under its Expanded Criteria Program,  or the program,  purchases mortgage loans that may not qualify for other first  mortgage  purchase  programs such as those run by Fannie Mae or Freddie
Mac or by Residential  Funding in connection  with  securities  issued by the  depositor's  affiliate,  Residential
Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage  loans under the program may qualify for the Fannie Mae or Freddie  Mac  programs.  Examples  of  mortgage  loans  that may not  qualify  for such  programs include mortgage loans secured by non-owner occupied  properties,  mortgage loans made to borrowers whose income is not required to be provided or verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers whose  ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include mortgage  loans  secured by parcels of land that are  smaller or larger  than the average for these types of loans, mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage  loans with LTV ratios over 80%
that do not require primary  mortgage  insurance.  See "--Program  Underwriting  Standards"  below. The inclusion of those  mortgage  loans may  present  certain  risks that are not present in those  other  programs.  The program is administered by Residential Funding on behalf of the depositor.

         Qualifications  of  Program  Sellers.   Each  Expanded  Criteria  Program  Seller  has  been  selected  by
Residential  Funding on the basis of criteria  described in Residential  Funding's  Expanded Criteria Seller Guide,
or the Seller Guide. See "The Trusts--Qualifications of Sellers" in the related base prospectus.

         Program  Underwriting  Standards.  In accordance  with the Seller  Guide,  the Expanded  Criteria  Program
Seller  is  required  to review an  application  designed  to  provide  to the  original  lender  pertinent  credit information  concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  each mortgagor is required to furnish  information,  which may have been supplied solely in the  application,  regarding its assets,  liabilities,  income  (except as described  below),  credit  history and  employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes the borrower's  credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also be required to authorize  verifications of  deposits  at  financial  institutions  where the  mortgagor  had  demand or  savings  accounts.  In the case of non-owner  occupied  properties,  income  derived from the mortgaged  property may be considered  for  underwriting purposes.  For mortgaged  property  consisting of a vacation or second home,  generally no income  derived from the property is considered for underwriting purposes.

         Based on the data provided in the application and certain  verifications,  if required, a determination is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the  mortgagor  to meet its monthly  obligations  on the  mortgage  loan and other  expenses  related to the property,  including  property  taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations.
Generally,  scheduled  payments on a mortgage  loan during the first year of its term plus taxes and  insurance and all scheduled  payments on obligations  that extend beyond ten months,  including  those  mentioned above and other fixed obligations,  must equal no more than specified percentages of the prospective  mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Certain of the mortgage loans have been  originated  under "reduced  documentation"  or "no stated income"
programs,  which require less  documentation and verification than do traditional  "full  documentation"  programs.
Generally,  under a "reduced  documentation"  program, no verification of a mortgagor's stated income is undertaken by the originator.  Under a "no stated income" program,  certain  borrowers with acceptable  payment histories will not be required to provide any information  regarding  income and no other  investigation  regarding the borrower's income will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for those  mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The adequacy of the mortgaged  property as security for repayment of the related  mortgage loan  generally is determined by an appraisal in accordance  with  appraisal  procedure  guidelines  described in the Seller Guide.
Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally require the  appraiser  or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good condition and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties and, when deemed  applicable, an analysis  based on income  generated from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

         Prior to assigning  the  mortgage  loans to the  depositor,  Residential  Funding  will have  reviewed the underwriting  information  provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases,  determined that the mortgage loans were generally  originated in accordance  with or in a manner  generally consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information by  Residential  Funding was performed  using an automated  underwriting system. Any determination  described above using an automated underwriting system will only be based on the information  entered into the system and the  information  the system is programmed to review.  See
"The Trusts--Underwriting Policies--Automated Underwriting" in the related base prospectus.

         Because of the program  criteria and  underwriting  standards  described  above,  the  mortgage  loans may experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy  more stringent underwriting standards.

         Billing and Payment  Procedures.  The majority of the mortgage loans require  monthly  payments to be made no later than  either  the 1st or 15th day of each  month,  with a grace  period.  The  applicable  servicer  sends monthly invoices to borrowers.  In some cases,  borrowers are provided with coupon books annually,  and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make payments by various means,  including online  transfers,  phone payment and Western Union quick check, although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

         UNDERWRITING STANDARDS

         All of the  mortgage  loans in the mortgage  pool were  originated  in  accordance  with the  underwriting criteria  of  Residential  Funding  described  under  "--The  Program"  in this term sheet  supplement.  Residential
Funding  will review  each  mortgage  loan for  compliance  with its  underwriting  standards  prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of  specific  criteria  by which the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

         AUTOMATED VALUATION MODELS

         In some cases,  for mortgage loans  underwritten  through  Residential  Funding's  automated  underwriting system,  in lieu of an appraisal,  a valuation of the  mortgaged  property will be obtained by using one of several automated  valuation  models.  There are multiple  automated  valuation  models  included in Residential  Funding's automated  underwriting  system.  Based upon,  among other  factors,  the  geographic  area,  price range and other attributes  of a qualifying  mortgage  loan, a mortgage  loan is directed to the  appropriate  automated  valuation model for that  particular  mortgage loan. An automated  valuation  model  evaluates,  among other things,  various types of  publicly-available  information  such as recent  sales  prices of  similar  homes  within  the same price range.  Residential  Funding uses automated  valuation  models in lieu of full appraisals for qualifying first lien mortgage loans underwritten through its automated  underwriting system which meet specified  underwriting  criteria and receive an acceptable valuation.

         ADDITIONAL INFORMATION

         Prior to the issuance of the offered  certificates,  Residential Funding Company,  LLC may remove mortgage loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy certain  characteristics.  Residential  Funding Company,  LLC may also add a limited number  of other  mortgage  loans to the  mortgage  pool  prior to the  issuance  of the  offered  certificates  in substitution for removed loans.

         A current  report on Form 8-K will be  available to  purchasers  of the offered  certificates  and will be filed by the  issuing  entity,  in its own name,  together  with the  pooling  and  servicing  agreement,  with the
Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

                                                   DESCRIPTION OF THE CERTIFICATES

         GENERAL

         The trust will issue  certificates  pursuant to the  pooling and  servicing  agreement.  The  certificates consist of certain  publicly  offered  classes of  certificates as reflected in any final term sheet for a class of certificates,  which are referred to collectively  as the offered  certificates,  and one or more classes,  if any, of Class B, Class SB,  Residual or Class P  Certificates  which are not publicly  offered.  The various  classes of
Class A Certificates  are  collectively  referred to as the Class A  Certificates.  The various classes of Residual
Certificates  are referred to  collectively as Residual  Certificates.  The various classes of Class A Certificates and Residual  Certificates are collectively  referred to as the Senior  Certificates.  The various classes of Class
M Certificates  are referred to collectively as the Class M Certificates.  Those classes of certificates  that have a  pass-through  rate  based on an index,  such as LIBOR,  plus a  related  pass-through  margin  are  referred  to collectively  as Adjustable  Rate  Certificates.  See  "Glossary" in the related base  prospectus  for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

         The  certificates  of any series will  evidence the entire  beneficial  ownership  interest in the related trust and the  related  supplemental  interest  trust.  For any  series,  the  related  trust  and,  in the case of certificates related to certain swap agreements, the related supplemental interest trust, will consist of:

o        the mortgage loans;

o        the cash  deposited  in respect of the  mortgage  loans in the  Custodial  Account and in the  Certificate
              Account and belonging to the trust;

o        property  acquired by  foreclosure  of the  mortgage  loans  transferred  to that trust or deed in lieu of foreclosure;

o        any applicable primary insurance policies and standard hazard insurance policies;

o        a yield maintenance agreement, swap agreement or other derivative instrument, if applicable; and

o        all proceeds of any of the foregoing.

              As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group  will  mean,  in the case of a series  with  multiple  loan  groups,  the loan  group  from  which a class of certificates  will receive  distributions  of principal  and  interest,  and, in the case of a series with a single loan group, the mortgage pool.

         The offered  certificates  identified in the final term sheet will be available  only in  book-entry  form through  facilities  of The  Depository  Trust  Company,  or  DTC,  and  are  collectively  referred  to as the DTC registered certificates.

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede & Co.,  as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate of any class in fully  registered  form,  or a  definitive  certificate,  except as  described  in this term  sheet supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive  Certificates."
Unless  and until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the  limited circumstances described in this term sheet supplement:

o        all  references to actions by  certificateholders  with respect to the DTC registered  certificates  shall refer to actions taken by DTC upon instructions from its participants; and

o        all  references  in this term sheet  supplement  to  distributions,  notices,  reports and  statements  to certificateholders  with respect to the DTC  registered  certificates  shall refer to  distributions, notices,  reports  and  statements  to  DTC or  Cede & Co.,  as  the  registered  holder  of the  DTC registered  certificates,  for  distribution  to  beneficial  owners  by DTC in  accordance  with DTC procedures.

              GLOSSARY OF TERMS

         The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows on the certificates for any series:

         ACCRUED  CERTIFICATE  INTEREST-- With respect to any class of offered  certificates  and any  distribution date, an amount equal to interest accrued during the related  Interest Accrual Period on its Certificate  Principal
Balance  immediately prior to that distribution date at the related  pass-through rate for that distribution  date, less certain interest shortfalls, including Relief Act Shortfalls, on the mortgage loans described below.

         Accrued  Certificate  Interest  on the offered  certificates  will be reduced by any  Prepayment  Interest
Shortfall for the related loan group  included in the trust  established  for that series to the extent not covered by the master servicer as described in this term sheet supplement under  "Description of the  Certificates--Interest
Distributions."  Further,  Accrued Certificate  Interest on a class of offered certificates will also be reduced by the  interest  portions of  Realized  Losses  allocated  to that class of  certificates  through  subordination  as described in "--Allocation of Losses" below.

         Prepayment  Interest  Shortfalls and Relief Act Shortfalls will be allocated to the offered  certificates, on a pro rata basis, on the basis of Accrued  Certificate  Interest payable on that  distribution date absent those reductions.

         ADVANCE-- As to any mortgage loan and any distribution  date, an amount equal to the scheduled  payment of principal  and  interest on that  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT-- With respect to any distribution date and any series, an amount equal to the aggregate of the following  amounts net of, in the case of certificates  related to a swap  agreement,  if any, any net swap payment to the swap  counterparty  and, in certain cases, any payment related to the early termination of a swap agreement:

o        the aggregate  amount of scheduled  payments on the mortgage loans included in the trust  established  for that series due during the related Due Period and  received on or prior to the related  determination date,  after  deduction of the related master  servicing fees and any  subservicing  fees,  which are collectively referred to as the servicing fees;

o        all  unscheduled  payments on the  mortgage  loans  included  in the trust  established  for that  series, including mortgagor  prepayments,  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent Recoveries
              and proceeds from  repurchases of and  substitutions  for these mortgage loans  occurring  during the preceding  calendar  month or, in the case of  mortgagor  prepayments  in full,  during  the  related
              Prepayment Period; and

o        all  Advances  on the  mortgage  loans  included  in the trust  established  for that series made for that distribution  date,  in each case net of amounts  reimbursable  therefrom to the master  servicer and any subservicer.

              In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such  amounts as included in the  Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not  obligated  to do so. As described in this term sheet  supplement  under  "--Principal
Distributions  on the Senior  Certificates,"  any amount  with  respect to which such  election is so made shall be treated as having been received on the last day of the  preceding  calendar  month for the purposes of  calculating the amount of principal and interest  distributions to any class of certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT-- With respect to any distribution  date and any series,  the amount of Advances or Servicing  Advances  that were added to the  outstanding  principal  balance of the  mortgage  loans included in the trust  established  for that series  during the  preceding  calendar  month and  reimbursed  to the master  servicer  or  subservicer  on or prior to such  distribution  date  for,  plus the  related  Capitalization
Reimbursement  Shortfall  Amount  remaining  unreimbursed  from any prior  distribution  date and reimbursed to the master servicer or subservicer on or prior to such distribution date for that series.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT-- With respect to any  distribution  date and any series, the  amount,  if any,  by which the amount of  Advances  or  Servicing  Advances  that were added to the  principal balance of the mortgage  loans  included in the trust  established  for that series during the  preceding  calendar month exceeds the amount of principal  payments on the mortgage loans in the related  mortgage pool included in the related Available Distribution Amount for that series or distribution date.

         CERTIFICATE GROUP-- With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE -- With  respect  to any  class of  offered  certificates  and any date of determination,  an amount equal to its initial certificate  principal balance,  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with  respect to that class of  certificates  and (b) any reductions in its  Certificate  Principal  Balance in  connection  with the  allocation  of Realized  Losses in the manner  described  in this term sheet  supplement;  provided  that,  with  respect to any  Distribution  Date,  the
Certificate  Principal Balances of the Class A, Class M and Class B Certificates,  if any, beginning with the class of certificates  with the highest payment priority,  to which a Realized Loss was previously  allocated and remains unreimbursed  will be  increased  to the extent of Realized  Losses  previously  allocated  thereto  and  remaining unreimbursed,  but only to the  extent of  Subsequent  Recoveries  received  during  the  previous  calendar  month available for that purpose.  The initial  Certificate  Principal  Balance of the Class SB  Certificates is equal to the excess,  if any, of (a) the initial  aggregate  Stated  Principal  Balance of the  mortgage  loans over (b) the initial aggregate Certificate Principal Balance of the offered certificates.

        CLASS A PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date (i) prior to the  Stepdown
Date or on or after the Stepdown Date if a Trigger  Event is in effect for that  distribution  date,  the Principal
Distribution  Amount for that  distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

(a)      the Principal Distribution Amount for that distribution date; and

(b)      the  excess,  if any,  of (A) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates
       immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the  applicable
       Subordination  Percentage and (2) the Aggregate  Adjusted Stated Principal Balance and (y) the excess of the
       Aggregate Adjusted Stated Principal Balance, over the Overcollateralization Floor.

        CLASS M  PERCENTAGE --With  respect  to each  class of the  Class M  Certificates  for any  series  and any distribution  date,  a  percentage  equal to the  Certificate  Principal  Balance of the  related  class of Class M
Certificates of that series  immediately  prior to that distribution date divided by the aggregate Stated Principal
Balance  of all of the  mortgage  loans  immediately  prior to that  distribution  date,  but in no event will such percentage exceed 100%.

        CLASS M  PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date and each class of Class M
Certificates  (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger Event is in effect for that distribution date, the remaining  Principal  Distribution Amount for that distribution date after distribution of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution  Amount with  respect to any class of Class M  Certificates  with a higher  payment  priority or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

(a)      the remaining  Principal  Distribution Amount for that distribution date after distribution of the Class A
         Principal  Distribution  Amount  and the Class M  Principal  Distribution  Amount for any class of Class M
         Certificates with a higher payment priority; and

(b)      the  excess,  if any, of (A) the sum of (1) the  aggregate  Certificate  Principal  Balance of the Class A
         Certificates  and any Class M Certificates  with a higher payment  priority (after taking into account the payment of the Class A Principal  Distribution  Amount and the Class M Principal  Distribution  Amount for
         such  classes  of Class M  Certificates  for that  distribution  date) and (2) the  Certificate  Principal
         Balance of such class of Class M Certificates  immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the Aggregate  Adjusted
         Stated Principal Balance and (y) the excess of the Aggregate Adjusted Stated Principal  Balance,  over the
         Overcollateralization Floor.

         CREDIT SUPPORT DEPLETION DATE-- The first distribution date on which the aggregate  Certificate  Principal
Balance of the Class M Certificates and the Class B Certificates, if any, has been reduced to zero.

         DUE DATE-- With respect to any  distribution  date and any mortgage  loan, the date during the related Due
Period on which scheduled payments are due.

         DUE PERIOD-- With respect to any  distribution  date,  the calendar month in which the  distribution  date occurs.

         ELIGIBLE MASTER  SERVICING  COMPENSATION-- With respect to any  distribution  date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal  Balance as of that  distribution  date and (b) the sum of the master  servicing  fee payable to the master  servicer  in respect of its master  servicing  activities  and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

         EXCESS  CASH FLOW-- Except as may be provided  in any final term sheet for a class of  certificates,  with respect to any  distribution  date, an amount equal to the sum of (a) the excess of (i) the Available  Distribution
Amount for that distribution date over (ii) the sum of (A) the Interest  Distribution  Amount for that distribution date and (B) the Principal  Remittance  Amount for that  distribution  date to the extent applied to the payment of principal on the offered  certificates on that distribution date, (b) the  Overcollateralization  Reduction Amount, if any, for that  distribution  date,  and (c) in the case of  certificates  related to a swap  agreement,  if any, except as  provided  in any final term sheet for a class of  certificates,  any net swap  payments  received by the related supplemental interest trust under the swap agreement for that distribution date.

         EXCESS  OVERCOLLATERALIZATION  AMOUNT-- With respect to any distribution  date, the excess, if any, of the
Overcollateralization  Amount on that  distribution  date over the Required  Overcollateralization  Amount for that distribution date.

         EXPENSE  FEE RATE-- With  respect  to any  mortgage  loan,  the rates at which the  master  servicing  and subservicing fees are paid.

         FINAL  DISPOSITION -- With respect to a defaulted  mortgage  loan, a Final  Disposition  is deemed to have occurred upon a  determination  by the master  servicer that it has received all  Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         GROUP  PRINCIPAL  DISTRIBUTION  AMOUNT-- On any  distribution  date,  the Class A  Principal  Distribution
Amount  for that  distribution  date  multiplied  by a  fraction,  the  numerator  of which is the  portion  of the
Principal  Allocation  Amount related to such loan group for that distribution date and the denominator of which is the Principal Allocation Amount for all of the mortgage loans for that distribution date.

         INTEREST  ACCRUAL PERIOD-- Except as may be provided in any final term sheet for a class of  certificates, with respect to any class of Adjustable Rate  Certificates and any distribution  date, the period commencing on the prior  distribution date (or, in the case of the first  distribution  date, the closing date) and ending on the day immediately  preceding  that  distribution  date.  With  respect  to  any  other  class  of  certificates  and  any distribution  date, the calendar month preceding the month in which the distribution  date occurs.  Notwithstanding the  foregoing,  the  distributions  of interest on any  distribution  date for all  classes of  certificates  will reflect  interest  payable,  and  receipts for that  interest  payable,  on the  mortgage  loans in the related Due
Period, as may be reduced by any Prepayment  Interest  Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

         INTEREST  DISTRIBUTION  AMOUNT-- With respect to any distribution date and the offered  certificates,  the aggregate amount of Accrued Certificate  Interest for that distribution date plus any Accrued Certificate  Interest remaining unpaid from any prior  distribution  date,  together with interest  thereon at the  Pass-Through  Rate in effect  for  that  distribution  date,  in each  case to the  extent  distributed  to the  holders  of the  offered certificates as described under "--Interest Distributions."

         INTEREST  REMITTANCE  AMOUNT-- With respect to any  distribution  date and loan group,  the portion of the
Available  Distribution  Amount for that  distribution  date  attributable  to interest  received or advanced  with respect to such loan group.

         NET MORTGAGE  RATE-- With respect to any mortgage  loan,  the mortgage  rate thereon minus the Expense Fee
Rate.

         NOTIONAL  AMOUNT -- As of any  date of  determination,  the  Notional  Amount  of any  class  of  Notional
Certificates is equal to the aggregate  Certificate  Principal Balance (or portion thereof) of the class or classes of certificates  described in the final term sheet immediately  prior to that date.  Reference to a Notional Amount is solely for convenience in specific  calculations  and does not represent the right to receive any  distributions allocable to principal.

         NOTIONAL  CERTIFICATES-- Any class of certificates  for which interest  accrues on a Notional Amount based on the aggregate Certificate Principal Balance (or portion thereof) of another class or classes of certificates.

         OPTIONAL  TERMINATION DATE-- The distribution  date on which the aggregate Stated Principal Balance of the mortgage  loans  then held by the trust  fund is less than 10% of the  aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date after  deducting  payments of principal  due during the month of the cut-off date.

         OVERCOLLATERALIZATION  AMOUNT-- With  respect to any  distribution  date,  the excess,  if any, of (a) the aggregate Stated  Principal  Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution  date, over (b) the aggregate  Certificate  Principal Balance of the Class A, Class M and
Residual Certificates before taking into account distributions of principal to be made on that distribution date.

         OVERCOLLATERALIZATION FLOOR-- As set forth in the final term sheet for a class of certificates.

         OVERCOLLATERALIZATION  INCREASE  AMOUNT-- With respect to any  distribution  date,  an amount equal to the lesser of (i) the Excess Cash Flow  available  for payment of the  Overcollateralization  Increase  Amount for that distribution  date as described  under "--Excess Cash Flow and  Overcollateralization"  below,  if any, and (ii) the excess,  if any,  of (x) the  Required  Overcollateralization  Amount  for  that  distribution  date  over  (y) the
Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION  REDUCTION  AMOUNT-- With  respect  to any  distribution  date on which  the  Excess
Overcollateralization   Amount  is  greater  than  zero,   an  amount  equal  to  the  lesser  of  (i)  the  Excess
Overcollateralization  Amount  for  that  distribution  date  and (ii) the  Principal  Remittance  Amount  for that distribution date.

         PRINCIPAL  ALLOCATION  AMOUNT --  Except  as may be  provided  in any  final  term  sheet  for a class  of certificates,  with respect to any  distribution  date,  the sum of (a) the  Principal  Remittance  Amount for that distribution  date,  (b) any  Realized  Losses  covered by amounts  included  in clause (iv) of the  definition  of
Principal  Distribution  Amount and (c) the  aggregate  amount of the principal  portion of Realized  Losses on the mortgage loans in the calendar month  preceding that  distribution  date, to the extent covered by Excess Cash Flow included  in clause  (v) of the  definition  of  Principal  Distribution  Amount;  provided,  however,  that on any distribution  date on which there is (i)  insufficient  Excess Cash Flow to cover all unpaid Realized Losses on the mortgage loans described in clause (b) above, in determining any Group Principal  Distribution Amount,  Excess Cash
Flow will be allocated to the Class A  Certificates,  pro rata,  based on the principal  portion of unpaid Realized
Losses from prior  distribution  dates on the related  mortgage loans,  and (ii)  insufficient  Excess Cash Flow to cover all Realized  Losses on the mortgage loans  described in clause (c) above, in determining any Group Principal
Distribution  Amount, the Excess Cash Flow remaining after the allocation  described in clause (b) or (i) above, as applicable,  will be allocated to the Class A Certificates,  pro rata,  based on the principal  portion of Realized
Losses incurred during the calendar month preceding that distribution date on the related mortgage loans.

         PRINCIPAL  DISTRIBUTION  AMOUNT-- With respect to any  distribution  date, the lesser of (a) the excess of
(i) the  Available  Distribution  Amount plus, in the case of  certificates  related to a swap  agreement,  if any, except as  provided  in any final term sheet for a class of  certificates,  for  inclusion  in Excess Cash Flow for purposes of clauses (b)(v) and (b)(vi) below,  certain amounts  received under such swap  agreement,  over (ii) the
Interest Distribution Amount and (b) the sum of the following:

                  (i)      the principal portion of all scheduled monthly payments on the mortgage        loans
         received or advanced with respect to the related due period;

                  (ii)     the principal  portion of all proceeds of the repurchase of mortgage  loans,  or, in the case of a  substitution,  amounts  representing  a  principal  adjustment,  as required by the pooling and
         servicing agreement during the preceding calendar    month;

                           (iii)    the  principal  portion of all other  unscheduled  collections  received on the mortgage loans during the preceding calendar month other than Subsequent  Recoveries,  including,  without limitation,  Insurance Proceeds,  Liquidation Proceeds and full and partial Principal  Prepayments made by the  respective  mortgagors,  to the  extent not  distributed  in the  preceding  month or, in the case of
         Principal Prepayments in full, during the related Prepayment Period;

                           (iv)     the lesser of (a) the Excess Cash Flow for that  distribution  date and (b) the principal  portion of any  Realized  Losses  incurred,  or deemed to have been  incurred,  on any mortgage loans in the calendar  month  preceding that  distribution  date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and Overcollateralization" below;

                           (v)      the  lesser of (a) the  Excess  Cash Flow for that  distribution  date,  to the extent not used pursuant to clause (iv) above on such  distribution  date,  and (b) the principal  portion of any Realized Losses  allocated to any class of offered  certificates on a prior  distribution  date and remaining unpaid,  to the extent covered by Subsequent  Recoveries for that distribution date as described
         under "--Excess Cash Flow and Overcollateralization" below;    and

                           (vi)     the  lesser of (a) the  Excess  Cash Flow for that  distribution  date,  to the extent not used pursuant to clauses (iv) and (v) above on such  distribution  date,  and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

                           minus

                           (vii)    the amount of any Overcollateralization  Reduction Amount for that distribution date; and

                           (viii)   any Capitalization Reimbursement Amount.

                  In no event will the Principal  Distribution  Amount on any  distribution  date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the offered certificates.

         PRINCIPAL  REMITTANCE AMOUNT-- With respect to any distribution  date, the sum of the amounts described in clauses  (b)(i),  (b)(ii) and (b)(iii) of the  definition of Principal  Distribution  Amount for that  distribution date.

         RECORD  DATE-- With  respect  to any  distribution  date and (a) the  Adjustable  Rate  Certificates,  the business day immediately prior to such  distribution  date, as long as such certificates are DTC registered (b) for all other classes of  certificates  the close of business on the last business day of the month next  preceding the month in which the related distribution date occurs.

         REQUIRED  OVERCOLLATERALIZATION  AMOUNT --  As  set  forth  in  the  final  term  sheet  for  a  class  of certificates;  provided  that  the  Required  Overcollateralization  Amount  may be  reduced  so  long  as  written confirmation  is obtained from each rating agency that the  reduction  will not reduce the ratings  assigned to the
Class A Certificates  and Class M Certificates  by that rating agency below the lower of the  then-current  ratings or the ratings assigned to those certificates as of the closing date by that rating agency.

         SENIOR  ENHANCEMENT  PERCENTAGE -- With  respect to any  distribution  date,  the  percentage  obtained by dividing (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class M Certificates  and Class B
Certificates,  if any, and (ii) the  Overcollateralization  Amount,  in each case prior to the  distribution of the
Principal  Distribution  Amount on such distribution  date, by (y) the Aggregate  Adjusted Stated Principal Balance
on that distribution date.

         SEQUENTIAL  TRIGGER EVENT-- To the extent provided in any final term sheet for a class of certificates,  a
Sequential  Trigger Event is in effect with respect to any distribution date if, prior to a specified  distribution date,  the  aggregate  amount of Realized  Losses on the mortgage  loans as a percentage  of the initial  aggregate
Stated  Principal  Balance as of the cut-off  date  exceeds the  applicable  amount as set forth in such final term sheet, or if, after the specified distribution date, a Trigger Event is in effect.

         SIXTY-PLUS  DELINQUENCY  PERCENTAGE-- With respect to any distribution date on or after the Stepdown Date, the  arithmetic  average,  for each of the three  distribution  dates ending with such  distribution  date,  of the fraction,  expressed as a percentage,  equal to (x) the aggregate  Stated  Principal  Balance of the mortgage loans that are 60 or more days  delinquent in payment of principal  and interest for that  distribution  date,  including mortgage  loans  in  foreclosure  and  REO,  over (y) the  Aggregate  Adjusted  Stated  Principal  Balance  for the
immediately preceding distribution date.

         STATED  PRINCIPAL  BALANCE-- With respect to any mortgage loan and as of any  distribution  date,  (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled  principal  payments due during the month of the cut-off date and (ii) any amount by which the  outstanding  principal  balance  thereof has been increased  pursuant to a servicing  modification,  minus (b) the sum of (i) the aggregate of the principal portion  of the  scheduled  monthly  payments  due with  respect  to that  mortgage  loan  during  each due  period commencing  on the first due period after the cut-off  date and ending with the due period  related to the previous distribution  date  which  were  received  or with  respect  to which  an  advance  was  made,  (ii) all  principal prepayments with respect to such mortgage loan and all Liquidation  Proceeds and Insurance Proceeds,  to the extent applied by the master  servicer as  recoveries of principal,  in each case which were  distributed  on any previous distribution  date,  and (iii) any Realized Loss  allocated to the trust with respect to that mortgage loan for any previous distribution date.

         STEPDOWN  DATE-- The  earlier to occur of (a) the  distribution  date on which the  aggregate  Certificate
Principal  Balance of the Class A Certificates has been reduced to zero and (b) the distribution  date which is the later to occur of (i) the  distribution  date as set forth in the final term sheet for a class of certificates  and
(ii) the  first  distribution  date on which  the  Senior  Enhancement  Percentage  is  equal  to or  greater  than percentage set forth in such final term sheet.

         SUBORDINATION  PERCENTAGE --  With  respect  to  each  class  of  offered  certificates,   the  respective
approximate percentage set forth in the final term sheet for a class of certificates.

         SUBSEQUENT  RECOVERIES-- Subsequent  recoveries,  net of reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         TRIGGER  EVENT-- A Trigger  Event is in  effect  with  respect  to any  distribution  date on or after the
Stepdown  Date if  either  (a) the  Sixty-Plus  Delinquency  Percentage  for that  distribution  date  exceeds  the percentage of the Senior  Enhancement  Percentage as set forth in the final term sheet for a class of  certificates for that  distribution  date or (b) the aggregate  amount of Realized  Losses on the mortgage loans as a percentage of the  initial  aggregate  Stated  Principal  Balance of the  mortgage  loans as of the cut-off  date  exceeds the applicable amount set forth in the final term sheet for a class of certificates.

         INTEREST DISTRIBUTIONS

         Except as  provided  in any final  term  sheet for a class of  certificates,  on each  distribution  date, holders of the Class A Certificates  will be entitled to receive interest  distributions  from the related Interest
Remittance  Amount,  on a pro rata basis, in an amount equal to the Accrued  Certificate  Interest thereon for that distribution  date  plus  any  Accrued  Certificate  Interest,  together  with  interest  thereon  at  the  related pass-through rate, remaining unpaid from any prior distribution date.

         Except as  provided  in any final  term  sheet for a class of  certificates,  on each  distribution  date, holders of each class of the Class M Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on such class, plus any Accrued  Certificate  Interest remaining unpaid from any prior  distribution date,  together with interest thereon at the related  pass-through rate, to the extent of the  Available  Distribution  Amount  remaining  after  distributions  of interest and  principal to the Class A
Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued  Certificate  Interest on each class of  certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the mortgage loans in the related mortgage pool allocable thereto.

         Prepayment  Interest  Shortfalls  will  result  because  interest  on  prepayments  in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the  related  mortgage loans as of the Due Date in the month of prepayment.

         With respect to any distribution  date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the master  servicer,  but only to the extent these Prepayment  Interest  Shortfalls do not exceed Eligible Master Servicing  Compensation.  On any distribution date,  Eligible Master Servicing  Compensation will be applied to cover Prepayment Interest Shortfalls.

         Prepayment  Interest  Shortfalls  relating to the mortgage loans which are not covered as described  above and Relief Act  Shortfalls  relating to the mortgage loans will be allocated to the related  offered  certificates, on a pro rata  basis,  based upon the  amount of  Accrued  Certificate  Interest  that would have  accrued on these certificates absent these shortfalls, in each case in reduction of Accrued Certificate Interest thereon.

         The ratings  assigned  to the offered  certificates  do not address the  likelihood  of the receipt of any amounts in respect of any Prepayment  Interest  Shortfalls,  basis risk shortfall  carry-forward  amounts or Relief
Act Shortfalls. See "--Excess Cash Flow and Overcollateralization" below.

         DETERMINATION OF LIBOR

         LIBOR for any class of Adjustable  Rate  Certificates  and any Interest  Accrual Period will be determined as described in the three succeeding paragraphs.

         LIBOR shall be  established  by the trustee for each Interest  Accrual  Period.  LIBOR will equal the rate for United  States dollar  deposits for one month which  appears on the Telerate  Screen Page 3750 of the Moneyline
Telerate  Capital  Markets  Report as of 11:00 A.M.,  London time,  on the second  LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate  adjustment  date.  Telerate Screen Page 3750 means the display  designated  as page 3750 on the  Telerate  Service or any other page as may replace  page 3750 on that service for the purpose of displaying  London  interbank  offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that  service,  or if the service is no longer  offered, any other service for displaying LIBOR or comparable  rates that may be selected by the trustee after  consultation with the master servicer, the rate will be the reference bank rate.

         The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the  reference  banks,  which shall be three  major  banks that are engaged in  transactions  in the
London interbank market,  selected by the trustee after  consultation with the master servicer.  The reference bank rate will be  determined  as of 11:00 A.M.,  London  time,  on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Adjustable Rate Certificates
then  outstanding.  The trustee will request the principal  London office of each of the reference banks to provide a quotation of its rate. If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on that date fewer than two quotations  are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee  after  consultation with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal
Balance of the Adjustable Rate Certificates then  outstanding.  If no quotations can be obtained,  the rate will be
LIBOR for the prior  distribution  date;  provided  however,  if, under the  priorities  listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution  date,  the  trustee  shall,  after  consultation  with the  master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar lending  rates that is  calculated  and  published  or otherwise  made  available by an  independent  party.  LIBOR business  day means any day other than (i) a Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the  master  servicer's  subsequent  calculation  of the pass-through  rates  applicable to the Adjustable Rate  Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

         PREPAYMENT CHARGES

         To the extent set forth in a final term sheet for a class of  certificates,  a class of  certificates  for any series may be entitled to receive on each distribution  date any prepayment  charges payable in connection with certain  principal  prepayments  on the  mortgage  loans,  unless  such  prepayment  charges  are waived as further described below and are not otherwise required to be paid by the master servicer.

         The amount available for distribution to the holders of a class of certificates,  if any,  entitled to the prepayment  charges on any  distribution  date in  respect of  prepayment  charges is  determined  by the amount of prepayment  charges paid by the mortgagors or the master servicer in connection  with principal  prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

         Generally,  each prepayment  charge is only applicable to certain  prepayments on a mortgage loan and only remains  applicable with respect to such mortgage loan for the limited time periods  specified in the terms of such prepayment  charge.  In addition,  some state laws  restrict the  imposition  of  prepayment  charges even when the mortgage loans expressly  provide for the collection of those charges.  It is possible that prepayment  charges and late fees may not be  collected  even on mortgage  loans that  provide for the  payment of these  charges.  In that event,  these  amounts will not be available for  distribution  on a class of  certificates  entitled to prepayment charges.  See  "Certain  Legal  Aspects  of  Mortgage  Loans and  Contracts--Default  Interest  and  Limitations  on
Prepayments"  in the related base prospectus.

         Pursuant to the pooling and  servicing  agreement,  if a class of  certificates  is entitled to prepayment charges,  the master  servicer  is not  permitted  to waive (or permit a servicer to waive) any  prepayment  charge
unless:  (i)  the  enforceability  thereof  shall  have  been  limited  by  bankruptcy,   insolvency,   moratorium,
receivership  and other similar laws relating to  creditors'  rights  generally,  (ii) the  enforcement  thereof is illegal,  or any local,  state or federal agency has threatened legal action if the prepayment  charge is enforced,
(iii) the  collectability  thereof shall have been limited due to  acceleration in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  mortgage loans and relates to a default or a  reasonably  foreseeable  default  and would,  in the  reasonable  judgment of the master servicer,  maximize  recovery of total  proceeds  taking into account the value of such  prepayment  charge and the related  mortgage  loan.  The master  servicer is not permitted to waive a prepayment  charge in connection  with a refinancing  of a  mortgage  loan  that  is not  related  to a  default  or a  reasonably  foreseeable  default.  A prepayment charge may only be waived by the master servicer pursuant to the standards described above.

         Investors should note that in certain  instances,  the amount of a prepayment  charge might not be charged to the  mortgagor.  If the master  servicer is not  allowed or required to waive (or permit the  servicer to waive)
the  prepayment  charge,  the amount is  required  to be  remitted  by the master  servicer;  otherwise  the master servicer will not have any  obligation  to make any payments  from its own funds in respect of prepayment  charges.
See  "Risk  Factors  -   Certificates   entitled  to  prepayment   charges"  and  "Certain   Yield  and  Prepayment
Considerations" herein."

         PRINCIPAL DISTRIBUTIONS

         Except as  provided  in any final  term  sheet for a class of  certificates,  holders of each class of the
Class A  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the
Available  Distribution  Amount remaining after the Interest  Distribution  Amount is distributed and in the manner set forth below, a distribution  allocable to principal equal to the related Group Principal  Distribution  Amount.
Except as provided in any final term sheet for a class of certificates,  each Group Principal  Distribution  Amount will be distributed to each class of related Class A  Certificates,  on a pro rata basis,  in accordance with their respective  Certificate Principal Balances,  until the aggregate Certificate Principal Balance of each class of the
Class A  Certificates  has been  reduced to zero;  provided,  however,  that if a  Sequential  Trigger  Event is in effect,  each  Group  Distribution  Amount  will be  distributed  sequentially  to each  class of  related  Class A
Certificates,  in order of their numerical  designations,  in each case until the certificate  principal balance of such class has been reduced to zero.

         Except as  provided  in any final  term  sheet for a class of  certificates,  holders of each class of the
Class M  Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the
Available  Distribution Amount remaining after the sum of the Interest  Distribution  Amount, the Class A Principal
Distribution  Amount and the Class M Principal  Distribution  Amount for any class of Class M  Certificates  with a lower numerical class  designation has been  distributed,  the related Class M Principal  Distribution  Amount,  in reduction of the  Certificate  Principal  Balance of that class,  until the Certificate  Principal  Balance of that class has been reduced to zero.

         EXCESS CASH FLOW AND OVERCOLLATERALIZATION

         Excess  Cash Flow will be  applied on any  distribution  date as  described  in any final term sheet for a class of certificates.

         Except as  provided  in any final  term  sheet for a class of  certificates,  the  pooling  and  servicing agreement  will require that the Excess Cash Flow,  to the extent  available and to the extent  necessary,  will be applied as an  accelerated  payment of  principal  on the offered  certificates,  to the extent  that the  Required
Overcollateralization   Amount  exceeds  the  Overcollateralization  Amount  as  of  that  distribution  date.  The application  of Excess Cash Flow to the payment of principal on a class of offered  certificates  has the effect of accelerating  the amortization of that class of offered  certificates  relative to the amortization of the mortgage loans.

         ALLOCATION OF LOSSES

         Except as otherwise  provided in any final term sheet for a class of  certificates,  Realized  Losses with respect to the mortgage loans will be allocated or covered as follows:

                  o        first, to the Excess Cash Flow for the related distribution date;

                  o        second, by the reduction of the Overcollateralization Amount until reduced to zero;

                  o        third, to each class of the Class B Certificates, if any, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        fourth, to each class of the Class M Certificates, sequentially, in inverse order of their numerical designation, until the Certificate Principal Balance thereof has been reduced to zero;

                  o        fifth, for losses with respect to any loan group, to the related Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         With  respect  to any  defaulted  mortgage  loan that is finally  liquidated,  through  foreclosure  sale, disposition of the related mortgaged  property if acquired on behalf of the  certificateholders  by deed in lieu of foreclosure,  or otherwise,  the amount of loss  realized,  if any, will equal the portion of the Stated  Principal
Balance  remaining,  if any,  plus interest  thereon  through the date of  liquidation,  after  application  of all amounts  recovered,  net of amounts  reimbursable  to the master  servicer  or the  subservicer  for  Advances  and expenses,  including  attorneys' fees,  towards interest and principal owing on the mortgage loan. These losses are referred to in this term sheet supplement as Realized Losses.

         The principal  portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be allocated in reduction of its  Certificate  Principal  Balance,  until reduced to zero. The interest  portion of any Realized Loss,  other than a Debt Service  Reduction,  allocated to any class of offered  certificates  will be  allocated  in  reduction  of its  Accrued  Certificate  Interest  for  the  related distribution  date.  In  addition,  any  allocation  of a Realized  Loss may be made by  operation  of the  payment priority for the certificates set forth in this term sheet supplement.

         IN ORDER TO MAXIMIZE THE  LIKELIHOOD  OF  DISTRIBUTION  IN full of amounts of interest and principal to be distributed to holders of the Class A Certificates,  on each distribution  date, holders of each class of the Class
A  Certificates  have a  right  to  distributions  of  each  of the  Interest  Distribution  Amount  and  Principal
Distribution  Amount  that is  prior  to the  rights  of the  holders  of the  Class  M  Certificates  and  Class B
Certificates,  if any.  In  addition,  overcollateralization  and the  application  of  Excess  Cash Flow will also increase the  likelihood of  distribution  in full of amounts of interest and principal to the Class A Certificates and Class M Certificates.

         The priority of payments  among the Class M  Certificates,  as  described  in this term sheet  supplement, also has the effect during certain  periods,  in the absence of losses,  of decreasing  the percentage  interest in the trust  evidenced by any class of Class M  Certificates  with a higher  payment  priority,  thereby  increasing, relative  to its  Certificate  Principal  Balance,  the  subordination  afforded  to  such  class  of the  Class  M
Certificates by  overcollateralization  and any class of related Class M Certificates with a lower payment priority and the Class B Certificates, if any.

         In  addition,  in  instances  in  which  a  mortgage  loan  is in  default  or if  default  is  reasonably foreseeable,  and if determined by the master  servicer to be in the best interest of the  certificateholders,  the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than  proceeding with foreclosure,  as described under  "Description of the  Certificates--Servicing  and  Administration of Mortgage
Collateral"  in the related base  prospectus.  However,  the master  servicer's  and the  subservicer's  ability to perform servicing  modifications  will be subject to some limitations,  including but not limited to the following.
Advances and other amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the  principal  balance of the mortgage  loan,  or  capitalized amounts added to the mortgage  loan,  will be required to be fully  amortized  over the term of the mortgage  loan.
All  capitalizations  are to be  implemented  in accordance  with  Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been  approved by the master  servicer  for that  purpose.  The final maturity of any mortgage loan  included in the trust  established  for any series shall not be extended  beyond the assumed final  distribution  date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing  the mortgage  rate below the lesser of (i) one-half of the mortgage  rate as in effect on the applicable  cut-off date and (ii) the Expense Fee Rate.  Further,  the aggregate  current  principal balance of all mortgage loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal  balance of those mortgage loans as of the cut-off date for that series,  but this limit may increase from time to time with the consent of the rating  agencies  rating that series of certificates.

         ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not  received  on the  business  day next preceding the related determination date.

         These  Advances  are  required to be made on mortgage  loans  included  in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable  from related late  collections,
Insurance  Proceeds or Liquidation  Proceeds.  Recoverability is determined in the context of existing  outstanding arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged property.  The  purpose of making  these  Advances is to  maintain a regular  cash flow to the  certificateholders, rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances with  respect to  reductions  in the amount of the  monthly  payments  on the  mortgage  loans due to Debt  Service
Reductions or the application of the Relief Act or similar  legislation or  regulations.  Any failure by the master servicer to make an Advance as required  under the pooling and servicing  agreement for any series will  constitute an event of default  thereunder,  in which case the trustee,  as successor  master  servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Advance was made. In addition,  any Advances  previously made which are deemed by the master servicer to be  nonrecoverable  from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master  servicer out of any funds in the Custodial  Account with respect to the related loan group prior to distributions on the offered certificates.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series, although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any
Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o        the rate and timing of  principal  payments  on the  mortgage  loans in the  related  loan group or groups
              included  in  the  trust   established  for  that  series,   including   prepayments,   defaults  and
              liquidations, and repurchases due to breaches of representations or warranties;

o        the allocation of principal payments among the various classes of offered certificates of that series;

o        realized  losses  and  interest  shortfalls  on the  mortgage  loans in the  related  loan group or groups included in the trust established for that series;

o        the pass-through  rate on the offered  certificates,  and fluctuations in any index for the mortgage loans or the offered certificates of that series

o        to the extent provided in any final term sheet for a class of  certificates,  with respect to any class of certificates intended to be the beneficiary of a yield maintenance  agreement,  payment, if any, made pursuant to such yield maintenance agreement; and

o        the purchase price paid for the offered certificates of that series.

         For  additional   considerations  relating  to  the  yields  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The  yields  to  maturity  and the  aggregate  amount  of  distributions  on  each  class  of the  offered certificates  of any series will be affected by the rate and timing of principal  payments on the mortgage loans in the related loan group or groups  included in the trust  established  for that series.  The yields may be adversely affected by a higher or lower than  anticipated  rate of principal  payments on the  mortgage  loans in the related loan groups or groups in the trust  established  for that series.  The rate of  principal  payments on the mortgage loans  will in turn be  affected  by the  amortization  schedules  of the  mortgage  loans,  the rate and timing of mortgagor  prepayments on the mortgage loans,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of  changes in the rate of  prepayments,  liquidations  and  purchases  of the  mortgage  loans included in the trust established for any series may  significantly  affect the yield to an investor in that series of  certificates,  even if the average rate of  principal  payments  experienced  over time is  consistent  with an investor's  expectation.  In  addition,  the rate of  prepayments  of the  mortgage  loans  included  in the  trust established  for any series and the yields to  investors  on the  certificates  of that  series may be  affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of  principal  payments on the  mortgage  loans will depend on future  events and on a variety of  factors,  as  described  in this term sheet supplement  and  in the  related  base  prospectus  under  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations",  no  assurance  can be given as to the rate or the timing of  principal  payments  on the  offered certificates.  The yields to maturity and rate and timing of principal  payments on the offered  certificates  will only be affected by the rate and timing of payments on the mortgage  loans in the related loan group,  except under the limited circumstances described in this term sheet supplement.

         The mortgage  loans may be prepaid by the  mortgagors at any time;  provided,  however,  that the mortgage loans may impose a prepayment  charge for partial  prepayments and full  prepayments,  which may have a substantial effect on the rate of prepayment of those mortgage loans.  See  "Description of the Mortgage  Pool--General" in this term sheet  supplement.  Unless  otherwise  specified in the final term sheet,  the prepayment  charges will not be available for distribution on the offered certificates.

         To the  extent  set forth in any final  term sheet for a class of  certificates,  all  prepayment  charges collected  with  respect to the  mortgage  loans will be paid to the  holders of a class of  certificates,  if any, entitled to prepayment  charges.  In any event,  prepayment  charges will not be available for  distribution on any other  offered  certificates.  The amount  available  for  distribution  to the holders of a class of  certificates entitled to  prepayment  charges on any  distribution  date in respect of  prepayment  charges is determined by the amount of prepayment  charges  collected  from the  mortgagors  in connection  with  principal  prepayments  on the mortgage loans during the prepayment  period  applicable to such  distribution  date.  Generally,  each  prepayment charge is only  applicable to certain  prepayments on a mortgage loan and only remains  applicable  with respect to such mortgage loan for the limited time periods  specified in the terms of such mortgage  loan. In addition,  under certain instances,  the master servicer may waive the payment of the prepayment  charges.  The yield to maturity on a class of  certificates  entitled  to  prepayment  charges  will  depend  on the rate and  timing  of  receipt  of prepayment  charges on the mortgage  loans,  which are difficult to predict and which may  fluctuate  significantly over time.  Investors should conduct their own analysis of the effect,  if any, that the rate and timing of payment of prepayment  charges may have on the performance of a class of certificates  entitled to those charges.  Further, some state laws restrict the imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on  mortgage  loans that  provide for the  payment of these  charges.  In that  event,  these  amounts  will not be available  for  distribution  on the class of  certificates  entitled to  prepayment  charges.  See "Certain  Legal
Aspects of Mortgage  Loans and  Contracts--Default  Interest and  Limitations  on  Prepayments"  in the related base prospectus.

         Prepayments,  liquidations and purchases of the mortgage loans included in the trust  established for that series will result in  distributions  to holders of the related  offered  certificates  of that series of principal amounts  which would  otherwise  be  distributed  over the  remaining  terms of the  mortgage  loans in the related mortgage  pool.  Factors  affecting  prepayment,  including  defaults and  liquidations,  of mortgage loans include changes in  mortgagors'  housing  needs,  job  transfers,  unemployment,  mortgagors'  net equity in the  mortgaged properties,  changes in the value of the mortgaged  properties,  mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the mortgage loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Also, when the  mortgage  rates on hybrid  mortgage  loans  convert  from fixed  rates to  adjustable  rates,  there may be an increase in  prepayments,  particularly if the new adjustable  rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage  rates  rose  significantly  above  the  mortgage  rates on the  mortgage  loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  As a result of the program  criteria and  underwriting  standards  applicable to the mortgage  loans, the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced  by  mortgage  loans that  satisfy  the  standards  applied by Fannie Mae and  Freddie Mac first mortgage  loan  purchase  programs,  or by  Residential  Funding for the  purpose of  acquiring  mortgage  loans to collateralize  securities  issued by  Residential  Funding  Mortgage  Securities  I, Inc. For example,  the rate of default on mortgage  loans that are secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers whose  income  is  not  required  to  be  provided  or  verified,  mortgage  loans  made  to  borrowers  with  high debt-to-income  ratios,  and  mortgage  loans with high LTV ratios,  may be higher than for other types of mortgage loans. See "Description of the Mortgage  Pool--The  Program" in this term sheet  supplement.  Furthermore,  the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.
See "Maturity and Prepayment Considerations" in the related base prospectus.

         The mortgage  loans  typically  are  assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Most  of the  mortgage  loans  contain  due-on-sale  clauses.  The  terms  of the  pooling  and  servicing agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any  due-on-sale  clause to the  extent it has  knowledge  of the  conveyance  or the  proposed  conveyance  of the underlying  mortgaged  property and to the extent  permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

         ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the offered  certificates  may be affected to the extent any Excess Cash Flow is used  to  accelerate  payments  of  principal  on  the  offered  certificates.  In  addition,  the  amount  of  any
Overcollateralization  Increase  Amount paid to the offered  certificates  on any payment date will be affected by, among other things,  the level of  delinquencies  and losses on the mortgage loans,  the level of the index that is used to determine the pass-through rate on certificates and the level of the indices on the mortgage loans.

         Some of the  mortgage  loans  included  in the trust  established  for any series may have  interest  only periods of varying  duration.  During this period,  the payment made by the related  borrower  will be less than it would be if the  mortgage  loan  amortized.  In  addition,  the  mortgage  loan  balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these mortgage loans during their interest only period except in the case of a prepayment.

         In the case of mortgage  loans with an initial  interest  only  period,  after the initial  interest  only period,  the  scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in  increased delinquencies  by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to  refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not amortizing  during the early years of these  mortgage  loans.  Although  the amount of  principal  included in each scheduled  monthly  payment for a traditional  mortgage  loan is relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

         Mortgage loans with an initial  interest only period are relatively new in the mortgage  marketplace.  The performance of these  mortgage loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in particular  one with an initial  interest  only period,  which may result in higher  prepayment speeds  than would  otherwise  be the case.  In  addition,  the failure to build  equity in the  related  mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

         Sequentially  Paying  Certificates:  The Senior  Certificates  are  entitled to receive  distributions  in accordance  with various  priorities  for payment of  principal.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of certificates  with a later  priority of payment will be affected by the rates of prepayment  of the mortgage  loans both before and after the commencement of principal distributions on those classes.

         Certificates with  Subordination  Features:  The yield to maturity on the class of Class M Certificates or
Class B Certificates,  if any, then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be  extremely  sensitive  to losses on the  mortgage  loans  included  in the trust established  for that series and the timing of those losses because  certain  amounts of losses that are covered by subordination  will be allocated to that class of Class M Certificates  or Class B  Certificates.  After the Credit
Support  Depletion  Date,  the yield to  maturity of any class of Senior  Support  Certificates  will be  extremely sensitive to losses on the mortgage loans,  and the timing thereof,  because certain losses that would be allocable to the related  class or classes of Super Senior  Certificates  will be  allocated  to related  class or classes of
Senior Support Certificates.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yield to maturity and the  aggregate  amount of  distributions  on each class of offered  certificates will be affected by the timing of borrower  defaults  resulting in Realized  Losses on the related  mortgage loans,
to  the  extent  such  losses  are  not  covered  by  credit   support  in  the  form  of  the  Excess  Cash  Flow,
overcollateralization  or  subordination  provided to any class of Super Senior  Certificates by a class of related
Senior Support  Certificates,  the Class A Certificates  by the Class M Certificates  and the Class B Certificates,
if any, and, with respect to any Class M Certificates,  by any Class M Certificates  with a lower payment  priority and the Class B  Certificates,  if any.  Furthermore,  as  described in this term sheet  supplement,  the timing of receipt  of  principal  and  interest  by  the  offered  certificates  may  be  adversely  affected  by  losses  or delinquencies  on the related  mortgage loans if those losses or  delinquencies  result in a change in the Required
Overcollateralization Amount.

         The amount of  interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any  interest  shortfalls  on the  mortgage  loans  with  respect  to the  related  loan group or groups included  in the trust  established  for that  series to the extent not covered by the  Eligible  Master  Servicing
Compensation and Excess Cash Flow, in each case as described in this term sheet  supplement.  These shortfalls will not be offset by a  reduction  in the  servicing  fees  payable  to the master  servicer  or  otherwise,  except as described in this term sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.  Prepayment  Interest
Shortfalls  will only be covered by  Eligible  Master  Servicing  Compensation  and Excess  Cash Flow to the extent described  in this term  sheet  supplement.  Relief Act  Shortfalls  allocated  to the  offered  certificates  on a distribution  date will only be covered to the extent of Excess Cash Flow available  therefor on that  distribution date in the manner described under  "Description of the  Certificates-- Excess Cash Flow and  Overcollateralization
Provisions."  Relief  Act  Shortfalls  will  not  carry  forward  or be  paid  on  other  distribution  dates.  See
"Description  of the  Certificates--Interest  Distributions"  in this term  sheet  supplement  for a  discussion  of possible shortfalls in the collection of interest.

         The  recording  of mortgages  in the name of MERS is a  relatively  new  practice in the mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of Realized
Losses on those  mortgage  loans.  In  addition,  if,  as a result  of MERS  discontinuing  or  becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the outstanding  class or classes of certificates  of that series with a Certificate  Principal  Balance greater than zero with the lowest payment priorities.  For additional  information  regarding the recording of mortgages in the name of MERS see  "Description of the Mortgage  Pool--General" in this term sheet supplement and "Description of the Certificates--Assignment of Mortgage Loans" in the related base prospectus.

         PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things,  the price paid by the holders of the offered  certificates and the related  pass-through  rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased  at a premium and  principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the  investor's  actual  yield to  maturity  will be lower  than  anticipated  at the time of  purchase.
Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than anticipated at the time of purchase.

         PASS-THROUGH RATES

         The  Pass-Through  Rates on each class of offered  certificates is based, or subject to a cap equal to, on the weighted  average of the Net Mortgage  Rates of the related  mortgage  loans.  Consequently,  the prepayment of mortgage  loans with higher  mortgage  rates may result in a lower  Pass-Through  Rate on those  classes of offered certificates.

         To the extent the net wac rate is paid on any class of the Adjustable  Rate  Certificates,  the difference between the net wac rate and the  pass-through  rate on such  certificates  (but not more than any cap as set forth in the final  term sheet for such  class of  certificates),  will  create a basis  risk  shortfall  that will carry forward  with  interest  thereon.  These basis risk  shortfalls  will only be payable  from Excess Cash Flow or, if applicable,  a yield maintenance agreement or other derivative instrument,  and, in any event, may remain unpaid on the Optional Termination Date or the applicable final distribution date.

         ASSUMED FINAL DISTRIBUTION DATE

         The  assumed  final  distribution  date with  respect to each class of the  offered  certificates  will be specified in the final term sheet for a class of  certificates  or in the pooling and servicing  agreement for that series.  No event of  default,  change in the  priorities  for  distribution  among the  various  classes  or other provisions  under the pooling  and  servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal  Balance of any class of certificates on or before its assumed final distribution date.

         WEIGHTED AVERAGE LIFE

         Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the  investor of each dollar  distributed  in reduction of principal of the security.  The weighted  average life of the offered  certificates  will be influenced  by, among other things, the rate at which  principal of the  mortgage  loans is paid,  which may be in the form of scheduled  amortization, prepayments or liquidations.

         Prepayments  on mortgage  loans are  commonly  measured  relative to a prepayment  standard or model.  For example,  CPR,  represents a constant  rate of prepayment  each month  relative to the then  outstanding  principal balance  of a pool  of  mortgage  loans.  CPR  does  not  purport  to be a  historical  description  of  prepayment experience or a prediction of the  anticipated  rate of  prepayment  of any pool of mortgage  loans,  including the mortgage  loans in this mortgage  pool. In addition,  it is very unlikely that the mortgage  loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR.

         Moreover,  the diverse  remaining  terms to  maturity  and  mortgage  rates of the  mortgage  loans in the related  mortgage  pool could  produce  slower or faster  principal  distributions  than  indicated  at the various constant  percentages  of CPR,  even if the  weighted  average  remaining  term to maturity  and  weighted  average mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their  investment  decisions based on their  determinations  as to  anticipated  rates of prepayment  on the mortgage  loans in the related loan group under a  variety  of  scenarios.  Any  difference  between  the  assumptions  and the  actual  characteristics  and performance  of the mortgage  loans,  or actual  prepayment  or loss  experience,  will affect the  percentages  of initial  Certificate  Principal  Balances  outstanding  over time and the weighted  average lives of the classes of offered certificates.

         ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the  Residual  Certificates  of that series.
Holders  of  Residual  Certificates  of any  series  may have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the trust for that  series  that  substantially  exceed any  distributions payable thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.
Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be  negative  or may otherwise  be  significantly  adversely  affected.  The timing and amount of  taxable  income  attributable  to the
Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

         The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders in  connection  with the  purchase of the
Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal Income
Tax  Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences"  in the related base prospectus.

                                              POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard terms of pooling and servicing  agreement,  dated as of December
1, 2006,  together referred to as the pooling and servicing  agreement,  among the depositor,  the master servicer, and  Deutsche  Bank Trust  Company  Americas,  as trustee.  Reference is made to the related  base  prospectus  for important  information in addition to that described  herein  regarding the terms and conditions of the pooling and servicing  agreement and the offered  certificates for each series. The offered  certificates of any series will be transferable  and  exchangeable at an office of the trustee,  which will serve as certificate  registrar and paying agent.  The depositor  will provide a prospective or actual  certificateholder  of any series  without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing  agreement  for that series.  Requests should be addressed to the President,  Residential  Accredit Loans,  Inc.,  8400  Normandale Lake Boulevard,  Suite
250, Minneapolis, Minnesota 55437.

         Under the pooling and  servicing  agreement  of any series,  transfers  of Residual  Certificates  of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are  additionally restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax
Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain
Organizations" and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and  Servicing  Agreement--The  Trustee" in the related base prospectus.

         CUSTODIAL ARRANGEMENTS

         The trustee  will be directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage loans.  The custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  loans.  The  custodian  will  maintain  mortgage loan files that contain  originals of the notes,  mortgages,  assignments and allonges in vaults located at the sponsor's  premises in Minnesota.  Only the custodian has access to these  vaults.  A shelving and filing system  segregates  the files relating to the mortgage loans from other assets serviced by the master servicer.

         THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

o             receiving funds from subservicers;
o             reconciling servicing activity with respect to the mortgage loans;
o             calculating remittance amounts to certificateholders;
o             sending remittances to the trustee for distributions to certificateholders;
o             investor and tax reporting;
o             coordinating loan repurchases;
o             oversight of all servicing activity, including subservicers;
o             following  up with  subservicers  with  respect to mortgage  loans that are  delinquent  or for which servicing decisions may need to be made;
o             approval of loss mitigation strategies;
o             management  and  liquidation  of  mortgaged  properties  acquired by  foreclosure  or deed in lieu of foreclosure; and
o             providing  certain  notices and other  responsibilities  as  detailed  in the  pooling and  servicing agreement.

              The master servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description of the master  servicer and its activities,  see "Sponsor and Master  Servicer"
in this term sheet  supplement.  For a general  description  of material  terms  relating to the master  servicer's removal or  replacement,  see "The  Pooling and  Servicing  Agreement-Rights  Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o             communicating with borrowers;
o             sending monthly remittance statements to borrowers;
o             collecting payments from borrowers;
o             recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted  on their loans (i.e.
              repayment plan, modification, foreclosure, etc.);
o             accurate and timely  accounting,  reporting and remittance of the principal and interest  portions of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
o             accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o             accurate and timely reporting of negative amortization amounts, if any;
o             paying escrows for borrowers, if applicable;
o             calculating and reporting payoffs and liquidations;
o             maintaining an individual file for each loan; and
o             maintaining  primary  mortgage  insurance  commitments or  certificates  if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,  LLC. The  subservicing  agreement  between the Master  Servicer  and  Homecomings provides that Homecomings  will provide all of the services  described in the preceding  paragraph.  Homecomings is a Delaware  limited  liability  company  and has been  servicing  mortgage  loans  secured by first liens on one-to four-family  residential  properties  since 1996.  Homecomings  was  incorporated  as a wholly-owned  subsidiary of
Residential  Funding Company,  LLC in 1995 to service and originate mortgage loans. In 1996,  Homecomings  acquired
American  Custody  Corporation  to begin  servicing  subprime  mortgage  loans,  and in 1999  Homecomings  acquired
Capstead Inc. to focus on servicing  prime loans such as the mortgage loans described  herein.  After Capstead Inc.
was acquired,  Homecomings' total servicing  portfolio was 164,000 loans with an aggregate principal balance of $25
billion  with  20%  being   subprime.   The  three   servicing   locations  were   integrated  onto  one  servicing
system/platform  by the end of 2001 becoming one of the first servicing  operations to service all loan products on one servicing  system.  The operations of each of the acquired  companies have been  integrated  into  Homecomings'
servicing  operations.  Approximately  85% of the mortgage loans currently  master serviced by Residential  Funding
Company, LLC are subserviced by Homecomings.  As of December 31, 2006,  Homecomings serviced  approximately 881,000 mortgage  loans with an  aggregate  principal  balance of  approximately  $128  billion.  In addition to  servicing mortgage loans secured by first liens on one-to-four family residential  properties,  Homecomings services mortgage loans secured by more junior second liens on  residential  properties,  and mortgage  loans made to borrowers  with imperfect credit  histories,  and subprime mortgage loans.  Homecomings also performs special  servicing  functions where the servicing  responsibilities  with respect to delinquent  mortgage  loans that have been serviced by third parties is transferred to Homecomings.  Homecomings'  servicing  activities have included the activities  specified above under "--Subservicer responsibilities".

         Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as contacting delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any  such outsourcing  will not relieve  Homecomings of any of its  responsibilities  or  liabilities  as a  subservicer.  If
Homecomings  engages any subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the  types of  services  requiring  additional  disclosures,  the  issuing  entity  will  file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

         The following  table sets forth the aggregate  principal  amount of mortgage loans serviced by Homecomings for the past five years.  The percentages  shown under  "Percentage  Change from Prior Year" represent the ratio of
(a) the difference between the current and prior year volume over (b) the prior year volume.

                                          HOMECOMINGS SERVICING PORTFOLIO

                                          FIRST LIEN MORTGAGE LOANS
         VOLUME BY
     PRINCIPAL BALANCE            2002            2003             2004            2005             2006
Prime Mortgages(1)           $27,343,774,000 $29,954,139,212  $31,943,811,060 $44,570,851,126  $67,401,832,594
Non-Prime Mortgages(2)       $27,384,763,000 $39,586,900,679  $44,918,413,591 $52,102,835,214  $49,470,359,806
Total                        $54,728,537,000 $69,541,039,891  $76,862,224,651 $96,673,686,340  $116,872,192,400
Prime Mortgages(1)                   49.96%           43.07%          41.56%           46.10%           57.67%
Non-Prime Mortgages(2)               50.04%           56.93%          58.44%           53.90%           42.33%
Total                               100.00%          100.00%         100.00%          100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                    7.09%            9.55%           6.64%           39.53%           51.22%
Non-Prime Mortgages(2)               60.71%           44.56%          13.47%           15.99%          (5.05)%
Total                                28.55%           27.07%          10.53%           25.78%           20.89%

                                          JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
     PRINCIPAL BALANCE            2002            2003             2004             2005            2006
Prime Mortgages(1)           $7,627,424,000   $7,402,626,296   $7,569,300,685  $7,442,264,087  $11,418,858,741
Non-Prime Mortgages(2)                    -                -                -               -                -
Total                        $7,627,424,000   $7,402,626,296   $7,569,300,685  $7,442,264,087  $11,418,858,741
Prime Mortgages(1)                  100.00%          100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages(2)               0.00%            0.00%            0.00%           0.00%             0.00%
Total                               100.00%          100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                  (4.94)%          (2.95)%            2.25%         (1.68)%           53.43%
Non-Prime Mortgages(2)                    -                -                -               -                -
Total                               (4.94)%          (2.95)%            2.25%         (1.68)%           53.43%
                                          FIRST LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS             2002             2003            2004             2005            2006
Prime Mortgages(1)                   125,209         143,645          150,297         187,773          252,493
Non-Prime Mortgages(2)               257,077         341,190          373,473         394,776          361,125
Total                                382,286         484,835          523,770         582,549          613,618
Prime Mortgages(1)                    32.75%          29.63%           28.70%          32.23%           41.15%
Non-Prime Mortgages(2)                67.25%          70.37%           71.30%          67.77%           58.85%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (6.30)%          14.72%            4.63%          24.93%           34.47%
Non-Prime Mortgages(2)                52.85%          32.72%            9.46%           5.70%          (8.52)%
Total                                 26.66%          26.83%            8.03%          11.22%            5.33%

                                          JUNIOR LIEN MORTGAGE LOANS
         VOLUME BY
      NUMBER OF LOANS             2002             2003            2004             2005            2006
Prime Mortgages(1)                   217,031         211,585          210,778         199,600          266,900
Non-Prime Mortgages(2)                     -               -                -               -                -
Total                                217,031         211,585          210,778         199,600          266,900
Prime Mortgages(1)                   100.00%         100.00%          100.00%         100.00%          100.00%
Non-Prime Mortgages(2)                 0.00%           0.00%            0.00%           0.00%            0.00%
Total                                100.00%         100.00%          100.00%         100.00%          100.00%

  PERCENTAGE CHANGE FROM
       PRIOR YEAR(3)
Prime Mortgages(1)                   (5.20)%         (2.51)%          (0.38)%         (5.30)%           33.72%
Non-Prime Mortgages(2)                     -               -                -               -                -
Total                                (5.20)%         (2.51)%          (0.38)%         (5.30)%           33.72%

______________________
(1)      Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End
Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)      Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage
Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

                  SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The  servicing  fees for each  mortgage  loan are payable out of the  interest  payments on that  mortgage loan.  The  servicing  fees  relating  to each  mortgage  loan will be a per annum  percentage  of the  outstanding principal  balance of that  mortgage  loan as set forth in the final term  sheet for a class of  certificates.  The servicing  fees consist of (a)  servicing  fees payable to the master  servicer in respect of its master  servicing activities and (b) subservicing and other related  compensation  payable to the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         The primary  compensation  to be paid to the master servicer for its master  servicing  activities will be its servicing fee equal to a per annum  percentage of the outstanding  principal  balance of each mortgage loan. As described in the related base prospectus,  a subservicer is entitled to servicing  compensation in a minimum amount equal to a per annum  percentage  of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and incurred by the master servicer in connection with its  responsibilities  under the related pooling and servicing agreement.
The master  servicing fee may be reduced if a master  servicer is appointed in certain  circumstances,  but may not be  increased.  See "The Pooling and  Servicing  Agreement--Servicing  Compensation  and Payment of Expenses" in the
related  base  prospectus  for  information  regarding  other  possible  compensation  to the master  servicer  and subservicers and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are payable out of payments on the  mortgage loans,  prior to payments of interest  and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet of any series:

           --------------------------------- ------------------------------------------ -----------------------------
                     DESCRIPTION                              AMOUNT                          RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               0.05% per annum of the principal balance   Master Servicer
                                             of each mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

         REPORTS TO CERTIFICATEHOLDERS

         On each  distribution  date for any series,  a distribution  date statement will be made available to each certificateholder  of that series setting forth certain  information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution  date statement and, at its option,  any additional  files  containing the same information in an alternative format,  available each month to  certificateholders of that series and other parties to the pooling and  servicing  agreement  via the  trustee's  internet  website.  See also  "Pooling and  Servicing
Agreement-Reports  to  Certificateholders"  in the related  base  prospectus  for a more  detailed  description  of certificateholder reports.

         VOTING RIGHTS

         There are actions  specified in the related base  prospectus  that may be taken by holders of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting rights.  All voting rights for any series will be allocated  among all holders of the  certificates of that series as described in the pooling and  servicing  agreement  for that  series.  The pooling  and  servicing  agreement  for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

         TERMINATION

         The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and
Servicing  Agreement --Termination;  Retirement  of  Certificates"  in the  related  base  prospectus.  The  master servicer will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans  included  in the trust  established  for any  series is less than 10% of the  aggregate  principal balance of the mortgage  loans  included in the trust  established  for that series as of the cut-off date for that series,  after  deducting  payments of principal due during the month of the cut-off  date,  either to purchase all remaining  mortgage loans and other assets in the trust for that series,  thereby effecting early retirement of the offered  certificates  or to purchase,  in whole but not in part, the  certificates.  Any such purchase of mortgage loans and other  assets of the trust for that  series  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair  market  value of the related  underlying  mortgaged properties  with  respect to  defaulted  mortgage  loans as to which title to such  mortgaged  properties  has been acquired if such fair market value is less than such unpaid  principal  balance,  net of any  unreimbursed  Advance attributable  to principal,  as of the date of repurchase,  (b) accrued  interest  thereon at the Net Mortgage Rate to, but not  including,  the first day of the month in which the  repurchase  price is  distributed  and (c) in the case of  certificates  related to a swap  agreement,  any  payment  related to the early  termination  of such swap agreement  payable to the swap  counterparty  from the related  supplemental  interest trust,  if applicable,  then remaining unpaid or which is due as a result of the exercise of such option.  The optional  termination  price paid by the master  servicer will also include  certain  amounts owed by  Residential  Funding as seller of the mortgage loans  included  in the trust  established  for that  series,  under the terms of the  agreement  pursuant to which
Residential  Funding  sold the  mortgage  loans to the  depositor,  that remain  unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series  relating  to any  optional  termination  will be paid, first, to the Class A  Certificates,  second,  to the Class M Certificates in the order of their payment  priority, third,  to the  Class B  Certificates,  if any,  and  fourth,  except  as set forth in the  pooling  and  servicing agreement,  to the Class SB Certificates and the Residual  Certificates.  The proceeds of any such distribution may not be  sufficient  to  distribute  the full amount to each class of  certificates  of that series if the  purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less  than  100%  of the  unpaid  principal  balance  of the  related  mortgage  loan.  Any  such  purchase  of the certificates  will be made at a price  equal to 100% of  their  Certificate  Principal  Balance  plus  the  Accrued
Certificate  Interest  thereon  for the  immediately  preceding  Interest  Accrual  Period  at the  then-applicable pass-through  rate and any previously  unpaid  Accrued  Certificate  Interest.  Promptly after the purchase of such certificates  of any series,  the master  servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

         Upon  presentation  and surrender of the offered  certificates  in connection  with the termination of the trust or a  purchase  of  certificates  for any  series  under the  circumstances  described  in the two  preceding paragraphs,  the holders of the offered  certificates of that series will be entitled to receive an amount equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately preceding  Interest Accrual Period at the  then-applicable  pass-through  rate, plus any previously  unpaid Accrued
Certificate  Interest.  However,  any Prepayment  Interest Shortfalls  previously  allocated to the certificates of that  series  will not be  reimbursed.  The  offered  certificates  will not  receive  the amount of any basis risk shortfall  or basis risk  shortfall  carry-forward  amounts in  connection  with any such  purchase  of the offered certificates by the master servicer.  In addition,  distributions  to the holders of the most subordinate  class of certificates  outstanding with a Certificate  Principal Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

         THE TRUSTEE AND THE SUPPLEMENTAL INTEREST TRUST TRUSTEE

         The trustee  under the  pooling and  servicing  agreement  (as  described  below),  is a national  banking association.  Unless an event of default has occurred and is continuing under the pooling and servicing  agreement, the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.
If an event of  default  occurs and is  continuing  under the  pooling  and  servicing  agreement,  the  trustee is required to exercise  such of the rights and powers vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or appointing a successor  master  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement, the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting funds from the master  servicer to  distribute  to  certificateholders  at the  direction  of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer,  and  effecting  any optional  termination  of the trust.

         The master  servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence or bad faith.  The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and  appointment  of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

         In the case of  certificates  related to certain swap  agreements,  a supplemental  interest trust trustee will be appointed and will act pursuant to directions received by it under the pooling and servicing agreement.

                                                     LEGAL PROCEEDINGS

         There are no material  pending  legal or other  proceedings  involving the mortgage  loans or  Residential
Funding Company, LLC, as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor,  the trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the  ordinary  course  of  their  businesses,  some of  which  purport  to be  class  actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the  eventual outcome of any currently  pending legal  proceeding,  individually  or in the  aggregate,  will not have a material adverse  effect on their  ability to perform their  obligations  in relation to the mortgage  loans.  No assurance, however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either  individually or in the  aggregate,  would not have a  material  adverse  impact on  Residential  Funding or  Homecomings.  Any such unfavorable  outcome  could  adversely  affect the ability of  Residential  Funding or  Homecomings  to perform its servicing  duties with  respect to the  mortgage  loans and  potentially  lead to the  replacement  of  Residential
Funding or Homecomings with a successor servicer.

                                          MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the  depositor, will render an opinion to the effect that,  assuming  compliance  with all  provisions of the pooling and servicing agreement,  for  federal  income tax  purposes,  the trust,  exclusive  of any yield  maintenance  agreement,  swap agreement or other  derivative  instrument,  will qualify as one or more REMICs under the Internal Revenue Code. No
REMIC election will be made with respect to any supplemental interest trust.

         For federal income tax purposes:

o        each class of Residual  Certificates  will represent  ownership of the sole class of "residual  interests"
              in a REMIC; and

o        each class of offered  certificates  will  represent  ownership of "regular  interests" in a REMIC,  which will  generally  be treated as debt  instruments  of that REMIC and, in the case of  Adjustable  Rate
              Certificates,  will also  represent the right to receive  payments in respect of basis risk shortfall carry-forward  amounts,  and, in the case of certificates  benefiting from a swap agreement,  with an interest  in one or  more  limited  recourse  notional  principal  contracts  and,  in  the  case  of certificates  benefiting  from a yield  maintenance  agreement,  an  interest  in payments to be made under that yield  maintenance  agreement,  in each case  which  will not be an  entitlement  from any
              REMIC.

              See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For  federal  income tax  purposes,  the  offered  certificates  may be treated as having been issued with original  issue  discount.  The  prepayment  assumption  that will be used in  determining  the rate of  accrual of original  issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to
100% of the  prepayment  assumption  used to price the offered  certificates.  No  representation  is made that the
mortgage   loans  will  prepay  at  that  rate  or  at  any  other  rate.   See   "Material   Federal   Income  Tax
Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount" in
the related base prospectus.

         The  holders  of the  offered  certificates  will be  required  to  include  in income  interest  on their certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the related base prospectus  results in a negative  amount for any period  with  respect to a  certificateholder,  the amount of  original  issue  discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original issue  discount  under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible that the holder of an offered  certificate may be able to select a method for  recognizing  original issue discount that  differs  from that used by the  master  servicer  in  preparing  reports  to the  certificateholders  and the
Internal Revenue Service, or IRS.

         Certain  classes of offered  certificates  may be treated for federal  income tax  purposes as having been issued at a premium.  Whether  any  holder of one of those  classes  of  certificates  will be treated as holding a certificate  with  amortizable  bond  premium  will  depend  on the  certificateholder's  purchase  price  and  the distributions  remaining to be made on the  certificate at the time of its  acquisition  by the  certificateholder.
The use of a zero  prepayment  assumption may be required in calculating the  amortization  of premium.  Holders of those classes of certificates  are encouraged to consult their tax advisors  regarding the possibility of making an election to amortize  such premium.  See "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of
REMIC Regular Certificates" and "--Premium" in the related base prospectus.

         The IRS has  issued  the OID  Regulations  under  sections  1271  to  1275 of the  Internal  Revenue  Code generally  addressing  the treatment of debt  instruments  issued with original issue  discount.  Purchasers of the
Adjustable  Rate  Certificates  should be aware that Section  1272(a)(6)  of the Internal  Revenue Code and the OID
Regulations do not adequately  address some issues relevant to, or applicable to, prepayable  securities bearing an adjustable  rate of  interest.  In the  absence of other  authority,  the master  servicer  intends to be guided by certain  principles of the OID Regulations  applicable to adjustable rate debt  instruments in determining  whether
Adjustable  Rate  Certificates  should be treated as issued  with  original  issue  discount  and in  adapting  the provisions of Section  1272(a)(6) of the Internal  Revenue Code to such  certificates  for the purpose of preparing reports furnished to  certificateholders  and the IRS. Because of the  uncertainties  concerning the application of
Section  1272(a)(6)  of the  Internal  Revenue  Code to such  certificates  and because the rules  relating to debt instruments  having an adjustable  rate of interest are limited in their  application  in ways that could  preclude their  application to such  certificates  even in the absence of Section  1272(a)(6) of the Internal  Revenue Code,
the IRS could assert that  Adjustable Rate  Certificates  should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount.  Prospective  purchasers of
Adjustable  Rate  Certificates  are advised to consult  their tax  advisors  concerning  the tax  treatment of such certificates.

         CHARACTERIZATION OF ADJUSTABLE RATE CERTIFICATES

         For federal income tax purposes,  a beneficial  owner of an Adjustable Rate Certificate will be treated as holding an undivided  interest in a REMIC regular interest  corresponding to that certificate  coupled with a right to receive basis risk  shortfall  carry-forward  amounts and, in the case of  certificates  benefiting  from a swap agreement,  with an interest in one or more  limited  recourse  notional  principal  contracts  and, in the case of certificates  benefiting from a yield  maintenance  agreement,  an interest in payments to be made under that yield maintenance  agreement.  Under the REMIC  regulations,  each holder of an Adjustable Rate Certificate must allocate its purchase price for that certificate  between its undivided  interest in the REMIC regular  interest  component, its right to  receive  certain  payments  with  respect to basis  risk  shortfall  carry-forward  amounts  and,  if applicable,  the  notional  principal  contract  component  and/or the yield  maintenance  agreement  component  in accordance with the relative fair market values  thereof.  Such  allocations  will be used for, among other things, purposes of computing any original issue discount,  market discount or premium,  as well as for determining gain or loss upon  disposition.  The OID regulations  provide that the trust's  allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses on its tax return that its  allocation is different  from the trust's  allocation.  Further,  each component is difficult to value,  and the IRS could assert that the value of a component as of the closing date is greater than the value used for  information  reporting  purposes.  Prospective investors are encouraged to consider the tax  consequences  to them if the IRS were to assert a different value for one or more components.  Further,  although  Treasury  regulations have been promulgated  under Section 1275 of the
Internal  Revenue Code generally  providing for the integration of a "qualifying  debt  instrument" with a hedge if the combined cash flows of the  components are  substantially  equivalent to the cash flows on a variable rate debt instrument,  such regulations  specifically  disallow integration of debt instruments subject to Section 1272(a)(6)
of the Internal  Revenue Code.  Therefore,  holders of the Adjustable Rate  Certificates  will be unable to use the integration  method  provided  for under  such  regulations  with  respect  to such  certificates.  Holders  of the
Adjustable  Rate  Certificates  are advised to consult  their own tax advisors  regarding  the  allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

         The REMIC regular  interest  component of each  Adjustable  Rate  Certificate  will be entitled to receive interest and  principal  payments at the times and in the amounts equal to those made on the  certificate  to which it  corresponds,  except  that  (i) the  maximum  interest  rate of each  such  REMIC  regular  interest  for  each distribution  date will be equal to the  weighted  average of the net mortgage  rates of the mortgage  loans at the beginning of the related due period (in the case of a certificate  benefiting  from a swap  agreement,  minus a per annum rate equal to (x) the net swap payment,  if any, which would be payable to the swap counterparty  pursuant to the swap  agreement on such  distribution  date,  assuming  for this purpose that the notional  balance of the swap agreement is not greater than the  aggregate  stated  principal  balance of the mortgage  loans at the beginning of the  related due  period,  multiplied  by 360  divided by the actual  number of days in the  related  swap  accrual period,  divided by (y) the  aggregate  stated  principal  balance of the  mortgage  loans at the  beginning of the related due period,  and (ii) in the case of a certificate  benefiting from a swap agreement,  any swap termination payment will be treated as being  payable  solely from Excess Cash Flow. As a result of the  foregoing,  the amount of  distributions  on the REMIC regular  interest  corresponding  to an Adjustable Rate Certificate may differ from the actual amount of  distributions  on such  certificate.  Each beneficial owner of an Adjustable Rate Certificate will be required to report  income  accruing  with  respect to its REMIC  regular  interest  component as discussed under "Material Federal Income Tax Considerations--REMICs" in the related base prospectus.

         Any  amount  payable  on  an  Adjustable  Rate  Certificate  in  excess  of  the  amount  payable  on  the corresponding  REMIC  regular  interest  will be deemed to have been  paid to the  holder of that  Adjustable  Rate
Certificate  pursuant  to its right to receive  basis risk  shortfall  carry-forward  amounts  and,  in the case of certificates  benefiting from a swap  agreement,  pursuant to the notional  principal  contract and, in the case of certificates  benefiting from a yield maintenance agreement,  pursuant to that yield maintenance agreement, in each case not payable by any REMIC.

         BASIS RISK  SHORTFALL  CARRY-FORWARD  AMOUNTS.  It is intended  that  payments  made to the holders of the
Adjustable Rate  Certificates with respect to basis risk shortfall  carry-forward  amounts be treated as includible in income  based on, and the  purchase  price  allocated  thereto may be  amortized  in  accordance  with,  the tax regulations  relating to notional  principal  contracts,  referred to in this term sheet supplement as the notional principal  contract  regulations.  See  "--Notional  Principal  Contract"  below for a further  discussion  of these regulations.  In the case of  non-corporate  holders of  Adjustable  Rate  Certificates,  the  amortization  of the purchase  price may be  subject  to  limitations  as an  itemized  deduction,  and may not be useable at all if the taxpayer is subject to the alternative  minimum tax.  However,  regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent  nonperiodic  payments.  As the application of such  regulations  (i.e.,  whether they apply,  and if so, how they apply) are, at this time,  unclear,  holders of
Adjustable  Rate  Certificates  should consult with their own tax advisors with respect to the proper  treatment of their rights to receive  basis risk  shortfall  carry-forward  amounts.  Further,  it is possible that the right to receive basis risk  shortfall  carry-forward  amounts  could be treated as a  partnership  among the holders of the
Adjustable Rate  Certificates and Class SB Certificates,  in which case holders of the Adjustable Rate Certificates would be subject to  potentially  different  timing of income and  foreign  holders of such  certificates  could be subject to withholding in respect of any such payments.

         YIELD  MAINTENANCE  AGREEMENT  COMPONENT.  The  master  servicer  intends  to treat  payments  made to the holders of Adjustable  Rate  Certificates  with respect to the payments  under any yield  maintenance  agreement as includible  in income  based on the  notional  principal  contract  regulations.  As noted  above,  holders  of the
Adjustable  Rate  Certificates  will be unable to use the  integration  method  provided for under the  regulations promulgated  under  Section 1275 of the  Internal  Revenue  Code.  If the master  servicer's  treatment of payments under a yield  maintenance  agreement  is  respected,  ownership  of the right to the  payments  under  that  yield maintenance  agreement  will  nevertheless  entitle the owner to amortize the separate  price paid for the right to such payments under the notional principal contract regulations.

         NOTIONAL  PRINCIPAL  CONTRACT  COMPONENT.  In the case of Adjustable Rate  Certificates  benefiting from a swap  agreement,  the master  servicer  will treat  payments  made in respect of the  notional  principal  contract component  as  income  or  expense  or  loss,  as the  case  may  be,  based  on the  notional  principal  contract regulations.  The balance of this  discussion  assumes  that the  notional  principal  contract  component  will be treated as a notional principal contract for federal income tax purposes.

         The portion of the overall purchase price of an Adjustable Rate  Certificate  attributable to the notional principal  contract  component  must be  amortized  over the life of such  certificate,  taking  into  account  the declining balance of the related REMIC regular interest  component.  The notional  principal  contract  regulations provide  alternative  methods for  amortizing  the purchase  price of a notional  principal  contract.  Prospective investors  are urged to consult  their tax  advisors  concerning  the methods  that can be employed to amortize the portion of the purchase price paid for any notional principal contract component of a certificate.

         Any  payments  made to a  beneficial  owner  of an  Adjustable  Rate  Certificate  benefiting  from a swap agreement in excess of the amounts  payable on the  corresponding  REMIC regular  interest  (excluding any payments made from Excess Cash Flow or under a yield  maintenance  agreement,  if applicable) will be treated as having been received on such  certificate  pursuant to the notional  principal  contract,  and such excess will be treated as a periodic payment on a notional  principal  contract.  To the extent the sum of such periodic  payments for any year exceeds that year's  amortized  cost of the notional  principal  contract  component,  such excess  represents  net income for that year.  Conversely,  to the extent that the amount of that year's  amortized cost exceeds the sum of the periodic  payments,  such excess  shall  represent a net  deduction  for that year.  In  addition,  any amounts payable on such REMIC regular  interest in excess of the amount of payments on the Adjustable  Rate  Certificate to which it relates  will be treated as having been  received by the  beneficial  owner of such  certificate  and then paid by such owner pursuant to the notional principal  contract,  and such excess should be treated as a payment on a notional  principal  contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining  the beneficial  owner's net income or net deduction with respect to the notional principal  contract for such taxable year.  Although not clear,  net income or a net deduction  with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

         A  beneficial  owner's  ability to  recognize  a net  deduction  with  respect to the  notional  principal contract  component  may be limited  under  Sections 67 and/or 68 of the  Internal  Revenue Code in the case of (1)
estates and trusts and (2)  individuals  owning an interest in such component  directly or through a  "pass-through entity"  (other than in  connection  with such  individual's  trade or  business).  Pass-through  entities  include partnerships,  S corporations,  grantor trusts and non-publicly offered regulated investment companies,  but do not include estates,  non-grantor  trusts,  cooperatives,  real estate investment trusts and publicly offered regulated investment  companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the  notional  principal  contract  component  in  computing  the  beneficial  owner's  alternative  minimum tax liability.

         Because a beneficial  owner of an Adjustable  Rate  Certificate  benefiting  from a swap agreement will be required  to  include  in  income  the  amount  deemed to have been paid by such  owner  pursuant  to the  notional principal  contract but may not be able to deduct that amount from income,  such  beneficial  owner may have income that  exceeds  cash  distributions  on its  certificate  in any period and over the term of the  certificate.  As a result,  Adjustable Rate  Certificates  benefiting  from a swap agreement may not be a suitable  investment for any taxpayer whose net deduction with respect to the notional  principal  contract would be subject to the  limitations described above.

         The  provision  for a swap  account  and the  related  payments  upon the  early  termination  of the swap agreement  are a  non-standard  features for a swap contract  whose  treatment is uncertain  under the  regulations governing notional principal contracts.

         Holders of Adjustable  Rate  Certificates  benefiting  from a swap  agreement are advised to consult their own tax advisors  regarding the  allocation of issue price,  timing,  character and source of income and deductions resulting from the ownership of their  notional  principal  contract  components  and the  consequences  to them in light  of  their  own  particular  circumstances  of the  separate  taxation  of the  components  comprising  their certificates.

         SALE OR EXCHANGE OF ADJUSTABLE  RATE  CERTIFICATES.  Upon the sale,  exchange or other  disposition  of an
Adjustable Rate  Certificate,  the beneficial  owner of the certificate  must allocate the amount realized  between the REMIC regular  interest  component,  the right to receive certain payments with respect to basis risk shortfall carry-forward  amounts and, if applicable,  the notional  principal contract component and/or the yield maintenance agreement  component,  based on the relative  fair market  values of those  components at the time of sale and must treat the sale,  exchange or other  disposition  as a sale,  exchange or disposition  of each  component.  Assuming
that the  Adjustable  Rate  Certificate  is held as a  "capital  asset"   within the meaning of Section 1221 of the
Internal  Revenue Code, gain or loss on the  disposition of the right to receive  certain  payments with respect to basis risk shortfall  carry-forward  amounts and, if applicable,  the notional  principal contract component and/or the yield maintenance  agreement component,  should be capital gain or loss, and gain or loss on disposition of the
REMIC  regular  interest  component  should  generally,  subject to the  limitations  described in the related base prospectus, be capital gain or loss.

                  To the  extent  that the right to  receive  basis  risk  shortfall  carry-forward  amounts or the
notional  principal  contract  component  or  the  yield  maintenance  agreement  component,   if  applicable,   is
characterized  as a notional  principal  contract for federal  income tax purposes,  upon the sale of an Adjustable
Rate  Certificate,  the amount of the sale proceeds  allocated to such component would be considered a "termination payment" under the notional principal contract  regulations  allocable to the related  certificate.  A holder of an
Adjustable Rate Certificate  would have gain or loss from such a termination  equal to (i) any termination  payment it received or is deemed to have received  minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the  certificateholder  upon  entering  into or acquiring  its  interest in such  component.  In addition,  this calculation  may  have to be  adjusted  if the  recently  proposed  regulations  referred  to  above  apply to such components.

         STATUS OF THE OFFERED CERTIFICATES

         The REMIC regular  interest  component of each offered  certificate will be treated as assets described in
Section  7701(a)(19)(C)  of the Internal  Revenue Code, and as "real estate assets" under Section  856(c)(5)(B)  of the  Internal  Revenue  Code,  generally,  in the same  proportion  that the assets of the trust,  exclusive of the assets not included in any REMIC,  would be so treated.  In addition,  the interest  derived from the REMIC regular interest  component  of each  offered  certificate  will be interest on  obligations  secured by  interests in real property for purposes of section  856(c)(3) of the Internal  Revenue  Code,  subject to the same  limitation in the preceding  sentence.  Any right to receive  basis risk  shortfall  carry-forward  amounts  or, if  applicable,  the notional  principal  contract  component  and/or  the yield  maintenance  agreement  component,  will not  qualify, however,  as an asset  described in Section  7701(a)(19)(C)  of the Internal  Revenue  Code, as a real estate asset under  Section  856(c)(5)(B)  of the  Internal  Revenue  Code or as a  "qualified  mortgage"  within the meaning of
Section  860G(a)(3) of the Internal Revenue Code. As a result,  Adjustable Rate  Certificates  generally may not be a suitable investment for a REMIC.

         SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The  IRS  has  issued  REMIC   regulations  under  the  provisions  of  the  Internal  Revenue  Code  that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition  of some  residual  interests,  including  the  Residual  Certificates.  The  related  pooling  and servicing agreement will include other provisions regarding the transfer of Residual Certificates, including:

o        the requirement that any transferee of a Residual  Certificate provide an affidavit  representing that the transferee:

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that status and will  obtain a similar  affidavit  from any person to whom the  transferee shall subsequently transfer a Residual Certificate;

o        a provision that any transfer of a Residual  Certificate to a disqualified  organization shall be null and void; and

o        a grant to the master  servicer of the right,  without  notice to the holder or any prior holder,  to sell to a purchaser of its choice any  Residual  Certificate  that shall  become  owned by a  disqualified organization despite the first two provisions above.

In addition,  under the pooling and  servicing  agreement,  the Residual  Certificates  may not be  transferred  to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute  noneconomic residual interests during some or all of their terms for purposes of the REMIC  regulations  and,  accordingly,  unless no significant purpose of a transfer is to impede the  assessment  or collection  of tax,  transfers of the Residual  Certificates may be  disregarded  and  purported  transferors  may remain liable for any taxes due relating to the income on the
Residual  Certificates.  All transfers of the Residual  Certificates  will be  restricted  in  accordance  with the terms of the related  pooling and servicing  agreement that are intended to reduce the  possibility of any transfer of a Residual  Certificate being disregarded to the extent that the Residual  Certificates  constitute  noneconomic residual  interests.  See "Material  Federal Income Tax Consequences --REMICs--Taxation  of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The IRS has  issued  final  REMIC  regulations  that add to the  conditions  necessary  to  assure  that a transfer of a non-economic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and circumstances known to the transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid,  with an  unreasonably  low cost  for the  transfer  specifically  mentioned  as  negating  eligibility.  The regulations  generally apply to transfers of residual  interests  occurring on or after February 4, 2000,  although certain of their  provisions apply only to transfers of residual  interests  occurring on or after August 19, 2002.
See   "Material    Federal   Income   Tax   Consequences   --REMICs--Taxation    of   Owners   of   REMIC   Residual
Certificates--Noneconomic REMIC Residual Certificates" in the related base prospectus.

         The  Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the  earlier  accrual  periods of the term of the  related  REMIC  that  significantly  exceeds  the amount of cash distributions  received by the Residual  Certificateholders  from the related REMIC with respect to those  periods.
Furthermore,  the  tax  on  that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  are  encouraged to have other  sources of funds  sufficient to pay any federal  income taxes due in the earlier  years of the related  REMIC's term as a result of their  ownership of the
Residual  Certificates.  In addition,  the required  inclusion  of this amount of taxable  income  during a REMIC's earlier accrual periods and the deferral of  corresponding  tax losses or deductions until later accrual periods or until the ultimate sale or  disposition  of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue Code may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities could substantially  exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

         The rules for accrual of OID with respect to certain  classes of  certificates  are subject to significant complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable  income,  any changes  required by the IRS in the  application of those rules to the  certificates  may significantly  affect the timing of OID  deductions  to the related  REMIC and  therefore the amount of the related
REMIC's taxable income allocable to holders of the Residual Certificates.

         An individual,  trust or estate that holds,  whether directly or indirectly  through certain  pass-through entities,  a Residual  Certificate,  may have  significant  additional  gross  income  with  respect to, but may be limited  on the  deductibility  of,  servicing  and  trustee's  fees and  other  administrative  expenses  properly allocable to the related REMIC in computing the  certificateholder's  regular tax liability and will not be able to deduct  those  fees or  expenses  to any  extent in  computing  the  certificateholder's  alternative  minimum  tax
liability.   See  "Material   Federal  Income  Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC  Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined  as a partnership  item in the audit of the REMIC's return.

         Effective August 1, 2006,  temporary  regulations issued by the IRS (the  "Temporary  regulations ")  have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a nonresident  alien  individual or foreign  corporation  for purposes of the 30% United States  withholding tax until  paid or  distributed  or when the  REMIC  residual  interest  is  disposed  of.  The  Temporary  regulations accelerate  the time both for reporting of, and  withholding  tax on,  excess  inclusions  allocated to the foreign equity holders of domestic  partnerships and certain other pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign  person if the first  allocation of income from the residual  interest to the foreign  person occurs after July 31,  2006.  The source  rules apply for taxable  years  ending  after  August 1, 2006.  Under the
Temporary  regulations,  in the case of REMIC  residual  interests  held by a foreign  person  through  a  domestic partnership,  the amount of excess  inclusion  income  allocated to the foreign partner is deemed to be received by the  foreign  partner  on the last day of the  partnership's  taxable  year  except to the  extent  that the excess inclusion  was required to be taken into account by the foreign  partner at an earlier time under  section  860G(b)
of the  Internal  Revenue  Code as a result of a  distribution  by the  partnership  to the  foreign  partner  or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest may occur as a result of a  termination  of the REMIC,  a disposition  of the  partnership's  residual  interest in the
REMIC, a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's  allocable  share of the  portion  of the REMIC net income or  deduction  allocated  to the  partnership.
Similarly,  in the case of a residual  interest held by a foreign  person  indirectly  as a  shareholder  of a real estate  investment trust or regulated  investment  company,  as a participant in a common trust fund or as a patron in an organization  subject to part I of subchapter T (cooperatives),  the amount of excess inclusion  allocated to the foreign  person must be taken into account for purposes of the 30% United  States  withholding  tax at the same time that other income from the trust,  company,  fund,  or  organization  would be taken into  account.  Under the
Temporary  regulations,  excess  inclusions  allocated  to a foreign  person  (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In addition,  in the case of excess inclusions allocable to a foreign person as a partner, the Temporary  regulations  eliminate an exception to the  withholding  requirements  under which a withholding  agent unrelated to a payee is obligated to withhold on a payment  only to the extent that the  withholding  agent has control  over the payee's  money or property and knows the facts giving rise to the payment.

         Residential  Funding will be designated as the "tax matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of the Residual Certificates (other than any Class R-X Certificate).

         Purchasers of the Residual  Certificates  are strongly  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the Residual
Certificates,  see "Certain Yield and Prepayment  Considerations--Additional  Yield Considerations Applicable Solely
to  the  Residual   Certificates"  in  the  related   prospectus   supplement  and  "Material  Federal  Income  Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

         TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury  pronouncements  directed at abusive tax shelter  activity appear to apply to transactions not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain  disclosures on IRS form 8886 if they  participate  in a  "reportable  transaction."  Organizers  and  sellers of the  transaction  are required to maintain  records  including  investor lists  containing  identifying  information and to furnish those records to the IRS upon demand. A transaction may be a "reportable  transaction"  based upon any of several indicia one or more of which may be present  with  respect to your  investment  in the  certificates.  Congress has enacted provisions that impose significant  penalties for failure to comply with these disclosure  requirements.  Investors in Residual  Certificates  are  encouraged to consult  their own tax advisers  concerning  any possible  disclosure obligation  with respect to their  investment,  and should be aware that the issuer and other  participants  in the transaction  intend to comply with such  disclosure and investor list  maintenance  requirements  as they determine apply to them with respect to this transaction.

         Notwithstanding  any other express or implied agreement to the contrary,  the depositor,  the issuer,  the underwriters  and each recipient of this term sheet  supplement and the related  prospectus  supplement and related base  prospectus  agree  that  each of them and each of their  employees,  representatives,  and other  agents  may disclose,  immediately upon commencement of discussions,  to any and all persons,  without  limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind,  including  opinions or other tax analyses, that are provided to any of them relating to the tax treatment and tax structure.

         PENALTY PROTECTION

         If penalties were asserted  against  purchasers of the offered  certificates in respect of their treatment of the offered  certificates  for tax  purposes,  the summary of tax  considerations  contained,  and the  opinions stated,  herein and in the related  prospectus  supplement and related base  prospectus may not meet the conditions necessary  for  purchasers'  reliance  on that  summary  and those  opinions to  exculpate  them from the  asserted penalties.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates, see "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

                                                      USE OF PROCEEDS

         The net  proceeds  from the sale of the  offered  certificates  of any  series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust  established for that series or for general  corporate  purposes.  See "Method of Distribution" in this term sheet supplement.

                                                   METHOD OF DISTRIBUTION

         In accordance  with the terms and conditions of the related  underwriting  agreement for any series,  each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates  of that  series will serve as an  underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell the offered  certificates  of that series  identified in the final term sheet,  except that a de minimis  portion of the Residual  Certificates  of that series will be retained by Residential  Funding.  Each  applicable  class of  certificates  of any series being sold to an underwriter  are referred to as the  underwritten  certificates  for that series.  It is expected that delivery of the  underwritten certificates  for any series,  other than the Residual  Certificates,  will be made only in book-entry form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the  Residual  Certificates  for any series other than the de minimis  portion  retained by  Residential  Funding will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

         In  connection  with the  underwritten  certificates  of any  series,  each  underwriter  has  agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each  applicable  class of the  underwritten  certificates  of that series if any of that class of  underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each  applicable  class of the  underwritten  certificates of that series is subject to, among  other  things,  the  receipt of legal  opinions  and to the  conditions,  among  others,  that no stop order suspending  the  effectiveness  of  the  depositor's  registration  statement  shall  be in  effect,  and  that  no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  of any series by the applicable  underwriter may be effected  from  time  to time in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for the series.

         The  underwriter  for any class of any series may effect  these  transactions  by selling  the  applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that  series  may be  deemed  to have  received  compensation  from the  depositor  in the form of  underwriting compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the underwritten  certificates  of any series are also  underwriters  of that series under the  Securities Act of 1933.
Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement  for  any  series  will  provide  that  the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances  the  underwriter  will indemnify the  depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The underwriter for any series may make a secondary  market in the  underwritten  certificates of that series but is not obligated to do so. There can be no  assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         If more than one underwriter has agreed to purchase the offered  certificates,  those underwriters will be identified in the final term sheet with respect to such class of certificates.

         The primary  source of  information  available to investors  concerning  the offered  certificates  of any series  will be the  monthly  statements  discussed  in the  related  base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--Reports to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional  amount of the offered  certificates  of that  series.  There can be no assurance  that any  additional information  regarding  the offered  certificates  of any series will be  available  through any other  source.  In addition,  the depositor is not aware of any source through which price information about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates for any series,  even if a secondary market for the offered certificates becomes available.

                                                       LEGAL OPINIONS

         Certain legal  matters  relating to the  certificates  of any series will be passed upon for the depositor and  Residential  Funding  Securities,  LLC,  if it is an  underwriter  of that  series,  by Orrick,  Herrington  &
Sutcliffe  LLP,  New  York,  New York and for each  underwriter  of that  series  other  than  Residential  Funding
Securities, LLC by Thacher Proffitt & Wood LLP, New York, New York.

                                                          RATINGS

         It is a condition of the issuance of the offered  certificates that each class of offered  certificates be assigned  at least the ratings  designated  in the final term sheet for such class of  certificates  by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's
or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of payments  required  under the related  pooling and  servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is  adequate  to  make  payments  required  under  the  related  certificates.  Standard  &  Poor's  rating  on the certificates  of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related  mortgage  loans.  See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual  Certificates  only addresses the return of its Certificate  Principal  Balance and interest on the Residual Certificates at the related pass-through rate.

         The rating  assigned by Moody's to the offered  certificates  address the likelihood of the receipt by the offered  certificateholders  of all  distributions  to which they are  entitled  under the  pooling  and  servicing agreement.  Moody's  ratings  reflect its analysis of the riskiness of the mortgage  loans and the structure of the transaction as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

         The  ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  The rating on the Residual  Certificates  only  addresses  the return of its  Certificate  Principal  Balance and interest on the
Residual Certificates at the related pass-through rate.

         The  ratings  do not  address  the  likelihood  of the  receipt  of any  amounts  in respect of basis risk shortfall carry-forward amounts.

         The ratings do not address the  likelihood  that  prepayment  charges will be paid to holders of any class entitled to prepayment charges.

         The  depositor  has not  requested a rating on the offered  certificates  by any rating  agency other than
Standard & Poor's,  Moody's or Fitch.  However,  there can be no  assurance  as to whether any rating  agency other than the  rating  agencies  designated  in the final term  sheet for a class of  certificates  will rate the Senior
Certificates  or Class M  Certificates  of any series,  or, if it does,  what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating agency,  if assigned at all, may be lower  than the  ratings  assigned  to the  certificates  of that  series by the rating  agency or rating  agencies requested by the depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the offered certificates  of any series are  subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                      LEGAL INVESTMENT

         The  offered  certificates   identified  in  the  final  term  sheet  will  constitute  "mortgage  related securities"  for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent  provided in SMMEA.
SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991. Some states
have  enacted  legislation  which  overrides  the  preemption   provisions  of  SMMEA.  The  remaining  classes  of
certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         One or more  classes of the  offered  certificates  of any series  may be viewed as  "complex  securities"
under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered certificates  of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.
These  uncertainties  may  adversely  affect the  liquidity  of any class of offered  certificates  of any  series.
Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements  or review by regulatory  authorities  are encouraged to consult with their legal advisors  in  determining  whether  and to  what  extent  any  class  of the  offered  certificates  of any  series constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                    ERISA CONSIDERATIONS

         Any fiduciary  that proposes to cause an employee  benefit plan or other  retirement  arrangement  that is subject to Title I of ERISA  and/or to Section  4975 of the Code (an "ERISA  plan") to acquire  any of the  Offered
Certificates  should consult with its counsel about the potential  consequences  under ERISA and/or the Code of the
ERISA plan's  acquisition  and  ownership of those  certificates.  See "ERISA  Considerations"  in the  prospectus.
Section 406 of ERISA and Section 4975 of the Code  prohibit  "parties in interest"  (as defined in Section 3(14) of
ERISA and  "disqualified  persons"  (as  defined in Section  4975(e)(2)  of the Code)  (collectively,  "Parties  in
Interest") with respect to an ERISA plan from engaging in specific  transactions  involving that ERISA plan and its assets unless a statutory,  regulatory or  administrative  exemption  applies to the  transaction.  Section 4975 of the Code imposes  various  excise taxes on prohibited  transactions  involving  ERISA plans and other  arrangements
(including,  but not limited to, individual  retirement  accounts)  described under that Section.  ERISA authorizes the  imposition  of  civil  penalties  for  prohibited  transactions  involving  ERISA  plans  not  subject  to the requirements of Section 4975 of the Code.

         Some employee  benefit  plans,  including  governmental  plans and some church  plans,  are not subject to
ERISA's  requirements.  Accordingly,  assets of those plans may be invested  in the  Offered  Certificates  without regard to the ERISA considerations  described in this prospectus  supplement and in the prospectus,  subject to the provisions of other applicable  federal,  state and local law.  However,  any of these plans that are qualified and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the  prohibited  transaction rules described in Section 503 of the Code.

         Except as noted above,  investments by ERISA plans (excluding plans or other retirement  arrangements that are subject  only to Section 4975 of the Code) are subject to ERISA's  general  fiduciary  requirements,  including the requirement of investment  prudence and  diversification  and the requirement that an ERISA plan's  investments be made in accordance  with the documents  governing the ERISA plan. A fiduciary  that decides to invest the assets of an ERISA plan in the Offered  Certificates should consider,  among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

         The U.S. Department of Labor ("DOL") has granted to RFC an individual  administrative  exemption (the "RFC
Exemption")  from some of the  prohibited  transaction  rules of ERISA and the  related  excise tax  provisions  of
Section  4975 of the Code for the  initial  purchase,  the  holding  and the  subsequent  resale by ERISA  plans of securities,  including certificates,  issued by asset backed entities, including trusts, that consist of particular receivables,  loans  and  other  obligations  that  meet the  conditions  and  requirements  of the RFC  Exemption.
Assuming that the general  conditions of the RFC Exemption are met, the RFC Exemption  applies to certificates that qualify for the RFC  Exemption  and that  represent  interests  in a trust  consisting  of mortgage  loans like the mortgage  loans in the trust.  For a general  description of the RFC  Exemption,  and the  conditions  that must be satisfied for the RFC Exemption to apply, see "ERISA Considerations" in the prospectus.

         In the event that any class of certificates is subject to a Swap Agreement,  the following  considerations will apply to the acquisition of such  certificates.  Any class of  certificates  rated at least BBB- or Baa3 by at least one of S&P, Fitch Ratings or Moody's  ("Exemption  Eligible  Certificates") at the time of acquisition may be eligible  for  relief  under the RFC  Exemption,  considering  those  certificates  without  the  rights to receive payments with respect to the Swap Agreement,  if any. Any person purchasing an Exemption  Eligible  Certificate and the right to receive  payments  with respect to the Swap  Agreement,  if any, will have  acquired,  for purposes of
ERISA, (i) the Exemption Eligible  Certificate  without the right to receive related payments from the Supplemental
Interest  Trust  (which will hold the Swap  Agreement  if a Swap  Agreement  is used) and (ii) the right to receive those payments from the Supplemental  Interest Trust.  The RFC Exemption may not apply to the acquisition,  holding or resale of the right to receive  payments  with  respect to the Swap  Agreement,  if any,  from the  Supplemental
Interest  Trust.  Accordingly,  the  acquisition of the right to receive  payments from the  Supplemental  Interest
Trust by an ERISA  plan could  result in a  prohibited  transaction  unless  another  statutory  or  administrative exemption  to  ERISA's  prohibited  transaction  rules  is  applicable.  Section  408(b)(17)  of ERISA  provides  a statutory  exemption  for certain  prohibited  transactions  between an ERISA plan and a person or entity that is a
Party in Interest to such ERISA plan (other than a Party in Interest that is a fiduciary,  or its  affiliate,  that has or  exercises  discretionary  authority or control or renders  investment  advice with respect to the assets of the ERISA plan involved in the transaction)  solely by reason of providing  services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate  consideration.  Further,  one or more  alternative exemptions issued by the DOL  ("Investor-Based  Exemptions") may be available with respect to the initial purchase, holding and resale of the right to receive  payments  from the  Supplemental  Interest  Trust,  including,  but not limited to:

o        Prohibited Transaction Class Exemption ("PTCE") 84-14,  regarding  transactions  negotiated by independent
              "qualified professional asset managers";

o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

o        PTCE 91-38, regarding investments by bank collective investment funds;

o        PTCE 95-60, regarding investments by insurance company general accounts; or

o        PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers".

         Exemptive  relief may not be available  under any of Section  408(b)(17) of ERISA or those  Investor-Based
Exemptions for all transactions for which exemptive relief is provided by the RFC Exemption.

         In the event that any class of certificates is subject to a Swap  Agreement,  each beneficial  owner of an
Offered  Certificate or any interest therein shall be deemed to have  represented,  by virtue of its acquisition or holding  of that  certificate  or  interest  therein,  that as of any  date  prior to the  termination  of the Swap
Agreement,  if any,  its  acquisition  of the  Offered  Certificate  and the right to receive  (and its receipt of)
payments from the  Supplemental  Interest Trust are eligible for the exemptive  relief available under at least one
Investor-Based  Exemption or other applicable  exemption.  An ERISA plan fiduciary should also consider its general fiduciary  obligations  under ERISA in  determining  whether to purchase any Offered  Certificates  on behalf of an
ERISA plan in reliance upon the RFC Exemption and any Investor-Based Exemption or other exemption.

         The  rating  of a  security  may  change.  If a class of  certificates,  such as the  subordinate  Offered
Certificates,  is no  longer  rated at  least  BBB- or Baa3 by at  least  one of S&P,  Fitch  Ratings  or  Moody's, certificates  of that class will no longer be eligible for relief under the RFC  Exemption  (although an ERISA plan that had purchased the Offered  Certificate  when it had an investment  grade rating by at least one of S&P,  Fitch
Ratings or Moody's  would not be required by the RFC  Exemption to dispose of it).  Consequently,  transfers of any
subordinate  Offered   Certificates  rated  below  investment  grade   (collectively,   "ERISA  Restricted  Offered
Certificates") will not be registered by the Trustee unless the Trustee receives the following:

o        a representation  from the transferee of the ERISA Restricted Offered  Certificates,  acceptable to and in form and  substance  satisfactory  to the Trustee,  to the effect that that  transferee is neither an
              ERISA  plan nor a person  acting  on behalf  of,  or using the  assets  of,  any such  ERISA  plan or arrangement to effect the transfer;

o        if the purchaser is an insurance  company,  a  representation  that the purchaser is an insurance  company which  is  purchasing  subordinate  Offered  Certificates  (but no  other  ERISA  Restricted  Offered
              Certificates)  with funds  contained  in an  "insurance  company  general  account,"  as that term is defined in Section V(e) of PTCE 95-60,  and that the purchase and holding of the subordinate  Offered
              Certificates are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

o        an opinion of counsel  satisfactory  to the Trustee,  which  opinion of counsel will not be at the expense of the  Trustee,  that the purchase or holding of the ERISA  Restricted  Offered  Certificates  by an
              ERISA  plan,  any  person  acting on  behalf  of a ERISA  plan or using an ERISA  plan's  assets,  is permissible  under applicable law, will not result in any non-exempt  prohibited  transactions  under
              Section  406 of ERISA  and/or  Section  4975 of the Code and will  not  subject  the  Depositor,  the
              Trustee, the Servicer,  or any subservicer or back-up servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

         In the event that the  representation  is violated,  or any attempt to transfer to an ERISA plan or person acting on behalf of an ERISA plan or using an ERISA  plan's  assets is  attempted  without  the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         The RFC Exemption  imposes  certain  specific  conditions  for exemption  from the  application of Section
406(a),  406(b)  and  407(a)  of ERISA  and the  taxes  imposed  by  Section  4975(a)  and (b) of the  Code.  These conditions  reflect  certain  limitations  on the  exemptive  relief  provided  for (i) the  sale  or  transfer  of certificates in the initial  issuance of  certificates  between the depositor or underwriter and an ERISA plan when a fiduciary  of the ERISA plan is a mortgagor  with respect to 5% or less of the fair market value of a trust or an affiliate  of such a person,  (ii) the  direct or  indirect  acquisition  or  disposition  of  certificates  in the secondary  market by an ERISA plan, and (iii) the holding of certificates by an ERISA plan.  These  conditions also reflect  certain  limitations on the exemptive  relief  provided for  transactions  under the pooling and servicing agreement  associated with the issued  certificates and the defeasance and substitution of mortgage  obligations in commercial  mortgage-backed  transactions.  See "ERISA  Considerations"  in the prospectus.  The depositor  expects that  the  foregoing  specific  conditions  (if  applicable)  should  be  satisfied  with  respect  to the  Offered
Certificates,  so that the RFC  Exemption  should  provide an  exemption  from the  application  of the  prohibited transaction  provisions of Sections  406(a) and (b) of ERISA and Section  4975(c) of the Code for  transactions  in connection  with the  servicing,  management  and  operation  of the  mortgage  pools,  provided  that the  general conditions of the RFC Exemption are satisfied.

         Prospective  ERISA plan investors should consult with their legal advisors  concerning the impact of ERISA and Section 4975 of the Code,  the  applicability  of the RFC  Exemption and the  potential  consequences  in their specific  circumstances,  prior to making an  investment  in the Offered  Certificates.  Moreover,  each ERISA plan
fiduciary  should  determine   whether  under  the  general   fiduciary   standards  of  investment   prudence  and
diversification,  an investment in the Offered  Certificates is appropriate for the ERISA plan, taking into account the overall investment policy of the ERISA plan and the composition of the ERISA plan's investment portfolio.

         The sale of any of the  offered  certificates  to an ERISA plan is in no respect a  representation  by the depositor  or the  underwriters  that  such an  investment  meets  all  relevant  legal  requirements  relating  to investments by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate  for
ERISA plans generally or any particular ERISA plan.